Exhibit 4.1

Agreed Form

ALLWYN ENTERTAINMENT AG
as the Company

AND

Kroll Trustee Services Limited
as Trustee

AND

KROLL AGENCY SERVICES LIMITED
as Paying Agent, Note Registrar and Transfer Agent

INDENTURE

Dated as of [ ], 2022

6.50% Convertible Senior Notes due 2025

TABLE OF CONTENTS

Article 1 Definitions		1
Section 1.01	Definitions	1
Section 1.02	References to Interest	20

Article 2 Issue, Description, Execution, Registration and Exchange of Notes		20
Section 2.01	Designation and Amount	20
Section 2.02	Form of Notes	20
Section 2.03	Date and Denomination of Notes; Payments of Interest and Defaulted Amounts	21
Section 2.04	Execution, Authentication and Delivery of Notes	22
Section 2.05	Paying Agent, Note Registrar, Transfer Agent, Calculation Agent and Conversion Agent; Exchange and Registration of Transfer of Notes; Restrictions on Transfer	22
Section 2.06	Additional Restrictions on Transfer	27
Section 2.07	Mutilated, Destroyed, Lost or Stolen Notes	29
Section 2.08	[Reserved]	30
Section 2.09	Cancellation of Notes Paid, Converted, Etc.	30
Section 2.10	[Reserved]	30
Section 2.11	Purchases	30
Section 2.12	Ranking	30

Article 3 Satisfaction and Discharge		31
Section 3.01	Satisfaction and Discharge	31

Article 4 Particular Covenants of the Company		31
Section 4.01	Payment of Principal, Settlement Amounts and Interest	31
Section 4.02	Maintenance of Office or Agency	32
Section 4.03	Appointments to Fill Vacancies in Trustee’s Office	32
Section 4.04	Provisions as to Paying Agent	32
Section 4.05	[Reserved]	33
Section 4.06	Rule 144A Information Requirement; Reporting; and Special Interest	33
Section 4.07	Stay, Extension and Usury Laws	35
Section 4.08	Compliance Certificate; Statements as to Defaults	35
Section 4.09	Further Instruments and Acts	35
Section 4.10	No Rights as Stockholders	35
Section 4.11	Notes Restricted Entities	35
Section 4.12	Compliance with High Yield Notes Indenture	38
Section 4.13	Withholding Taxes	38

Article 5 [Reserved]		40

Article 6 Defaults and Remedies		40
Section 6.01	Events of Default	40
Section 6.02	Acceleration	41
Section 6.03	Sole Remedy for a Failure to Report	42

i

EXHIBITS

Exhibit A—Form of Note	A-1

Exhibit B—Form of Free Transferability Certificate	B-1

INDENTURE, dated as of [ ], 2022, by and between Allwyn Entertainment AG, a Swiss stock corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), Kroll Trustee Services Limited, as trustee (the “Trustee,” as more fully set forth in Section 1.01), and Kroll Agency Services Limited as Paying Agent, Note Registrar and Transfer Agent (each as defined herein).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 6.50% Convertible Senior Notes due 2025 (the “Notes”), in an aggregate principal amount of €301,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Agent Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal obligations of the Company, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
Definitions

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Amounts” shall have the meaning specified in Section 4.13(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder. Under no circumstances shall Holders that are affiliated with or managed by Apollo Global Management, Inc. or its Affiliates be deemed Affiliates of the Company.

“Agents” means each of the Paying Agent, Note Registrar and Transfer Agent and each individually an “Agent.”

“Allwyn Opco Issuer” means Allwyn Entertainment Financing (UK) plc, a public limited company incorporated and registered in England and Wales, together with its successor entities.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the then outstanding principal amount of such Note, and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the principal amount of such Note, plus (ii) all required remaining scheduled interest payments due on such Note through the Maturity Date (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Bund Rate as of the Redemption Date plus 50 basis points over (b) the then outstanding principal amount of such Note; provided that the discount rate shall never be less than zero. None of the Trustee, the Calculation Agent or the Agents are responsible for the calculation of the Applicable Premium.

“Bankruptcy Law” means the U.K. Insolvency Act 1986, as amended (together with the rules and regulations made pursuant thereto), Title 11, United States Bankruptcy Code of 1978, or any similar United States federal or state law or relevant law in any jurisdiction or organization or similar foreign law (including, without limitation, the laws of Switzerland and the Czech Republic, relating to the capability of a debtor to pay its debts, the debtor’s over-indebtedness or lack of assets to cover a debtor’s outstanding debt or relating to moratorium, bankruptcy, insolvency, receivership, winding up, examinership, liquidation, reorganization or relief of debtors) or any amendment to, succession to or change in any such law.

“Board of Directors” means, with respect to the Company, the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by an Officer of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bund Rate” means, with respect to any Redemption Date, the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as officially compiled and published in the most recent financial statistics that has become publicly available at least two Business Days (but not more than five Business Days) prior to the Redemption Date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected in good faith by the Board of Directors or a member of senior management of the Company) most nearly equal to the period from the Redemption Date to the Maturity Date; provided, however, that if the period from the Redemption Date to the Maturity Date is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from the Redemption Date to the Maturity Date is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.

“Business Combination Agreement” means the Business Combination Agreement by and among Cohn Robbins Holdings Corp., the Company, Allwyn US Holdco LLC, Allwyn Sub LLC and Allwyn AG (f/k/a Sazka Entertainment AG), dated as of January 20, 2022, as amended, supplemented or modified from time to time.

“Business Combination Transactions” means the transactions contemplated by the Business Combination Agreement, the Ancillary Agreements (as defined in the Business Combination Agreement) and the Subscription Agreements (as defined in the Business Combination Agreement).

“Business Day” means any day on which the Trans European Automated Real Time Gross Settlement Express Transfer (TARGET) payment system is open for the settlement of payments, other than a Saturday, Sunday or other day on which commercial banking institutions are authorized to close under the laws of, or are in fact closed in, Zurich (Switzerland), Prague (Czech Republic), London (United Kingdom) or New York City (New York) or, with respect to any payments to be made under this Indenture, the place of payment.

“Calculation Agent” means Conv-Ex Advisors Limited or any successor calculation agent appointed in accordance with the Calculation Agency Agreement.

“Calculation Agency Agreement” means the calculation agency agreement, dated the Issue Date, between the Company and the Calculation Agent, as the same may be amended from time to time.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital or finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet, in each case excluding the footnotes thereto and prepared in accordance with IFRS; provided that any any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under IFRS immediately prior to the adoption of IFRS 16 (Leases) shall not be a “Capitalized Lease Obligation.”

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity interests issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“Close of Business” means 5:00 p.m. (London time).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Class B ordinary shares of the Company, nominal value CHF 0.04 per share, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assignees.

“Company Order” means a written order of the Company, signed by an Officer of the Company.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b) to advance or supply funds, (i) for the purchase or payment of any such primary obligation; or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Company and/or other companies.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Price” means, as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” means initially [   ] shares of Common Stock (which amount shall be subject to adjustment from time to time as provided for in Section 14.04).1

“Corporate Trust Office” means the principal designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Kroll Trustee Services Limited, The News Building, Level 6, 3 London Bridge Street, London SE1 9SG, United Kingdom, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily Trading Volume” on any Trading Day, means the number of shares of Common Stock traded on the Relevant Stock Exchange on such Trading Day as displayed on Bloomberg page HP (setting ‘Volume’) (or any successor page or setting) for the Common Stock and such Relevant Stock Exchange, or, if such Bloomberg page is not available, as derived from the Relevant Stock Exchange, provided that if the Daily Trading Volume cannot be so determined on such Trading Day, the Daily Trading Volume shall be deemed not to be available on such Trading Day, all as determined by the Calculation Agent.

“Daily VWAP” in respect of the Common Stock (or any other security) on any Trading Day in respect thereof, means the volume-weighted average price per share of Common Stock (or share or unit of such other security) on the Relevant Stock Exchange for the Common Stock (or such other security) (and, where such Relevant Stock Exchange is a U.S. national or regional securities exchange, in composite transactions) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (without regard to after-hours trading or any other trading outside of the regular trading session trading hours), converted (if necessary) to Dollars at the Foreign Exchange Rate on such date; provided that if the Daily VWAP in respect of the Common Stock (or such other security) on such Trading Day cannot be determined as provided above, all as determined by the Calculation Agent, such Daily VWAP shall be the Last Reported Sale Price in respect of the Common Stock (or such other security) on such Trading Day.

[1]	Note to Draft: Number of shares on the Issue Date to equal $1,000 divided by $11.11111, which dollar amount shall be reduced (but not increased) to reflect a 20% premium to the lowest effective purchase price of any Common Stock issued for cash in connection with the business combination

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, principal, interest and Additional Amounts, if any) that are payable but are not punctually paid or duly provided for.

“Designated Financial Institution” shall have the meaning specified in Section 14.02(j).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any other Person or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Maturity Date or the date the Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries, any of its holding companies or any other entity in which the Company or any Subsidiary has an Investment and is designated in good faith as an “Affiliate” by the Board of Directors of the Company (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Euros” or “€” means the lawful currency of the member states of the European Union that participate in the third stage of the European Economic and Monetary Union.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the shares of Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.02(j).

“Foreign Exchange Rate” means, on any date and in respect of any pair of currencies, the mid-spot foreign exchange rate between such currencies as at the Close of Business on such date (for the purpose of this definition, the “Original Date”) as appearing on or derived from Bloomberg page BFIX (or any successor page) in respect of such pair of currencies (and for the avoidance of doubt, such page shall be EURUSD Curncy BFIX for the purpose of translating Euros into Dollars, and USDEUR Curncy BFIX for the purpose of translating Dollars into Euros) or, if such a rate cannot be so determined, the rate prevailing as at the Close of Business on the immediately preceding day on which such rate can be so determined, provided that if such immediately preceding day falls earlier than the fifth day prior to the Original Date or if such rate cannot be so determined (all as determined by the Calculation Agent), the Foreign Exchange Rate in respect of the Original Date shall be the rate determined in good faith by the Board of Directors.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly-Owned Subsidiaries, their respective employee benefit plans and/or a Permitted Holder files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity; provided that notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act, (i) a “person” or “group” shall not be deemed to beneficially own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement and (ii) if any “group” includes one or more Permitted Holders, the issued and outstanding Common Equity (and any related voting power) beneficially owned, directly or indirectly, by any Permitted Holders that are part of such “group” shall not be treated as being beneficially owned by any other member of such group for purposes of determining whether a Fundamental Change pursuant to this sub-clause (a) has occurred;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which all or substantially all of the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which all or substantially all of the Common Stock will be converted into cash, securities or other property or assets (including any combination thereof); or (C) any sale, lease, disposition, conveyance or other transfer in one transaction or a series of transactions of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole, to any Person other than one of the Company’s Wholly-Owned Subsidiaries;

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors); or

(e) to the extent not covered under sub-sections (a) - (d) above, a “Change of Control” (as defined in the High Yield Notes Indenture) shall have occurred.

“High Yield Notes Indenture” means that certain Indenture, dated as of February 9, 2022, by and among the Allwyn Opco Issuer, the guarantors from time to time party thereto, Lucid Trustee Services Limited, as trustee and security agent, The Bank of New York Mellon, London Branch, as principal paying agent and calculation agent, and The Bank of New York Mellon SA/NV, Dublin Branch, as registrar and transfer agent, governing the Allwyn Opco Issuer’s High Yield Notes, without giving effect to any supplements or amendments thereto after February 9, 2022 (other than any amendments or supplements that are permitted to be made thereunder without the consent of holders); provided that if the Allwyn Opco Issuer, Allwyn International a.s. or any of Allwyn International a.s.’s finance companies issues high yield notes subsequent to the Issue Date in a bona fide syndicated issuance through one or more investment banks of international standing to third-party investors, the “High Yield Notes Indenture” shall instead refer to the indenture governing the most recently issued series of such notes issued in such issuance, without giving effect to any supplements or amendments thereto (other than any amendments or supplements that are permitted to be made thereunder without the consent of holders) (such indenture, the “Successor High Yield Notes Indenture”). At any time when references in this Indenture to the High Yield Notes Indenture mean the Successor High Yield Notes Indenture, any references in this Indenture to sections or other provisions of the High Yield Notes Indenture shall refer to their successor sections or provisions in the Successor High Yield Notes Indenture, even if such sections or provisions appear under different section numbers or headings.

“High Yield Notes” means the Allwyn Opco Issuer’s Senior Secured Floating Rate Notes due 2028, originally issued on February 9, 2022.

“High Yield Restricted Group” means, collectively, the Allwyn Opco Issuer, Allwyn International a.s., a joint stock company incorporated under the laws of the Czech Republic (including any successor entities), and their respective Subsidiaries that are “Restricted Subsidiaries” (as defined in the High Yield Notes Indenture) (or similar term) subject to restrictions set forth in the negative covenants in the High Yield Notes Indenture.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register. The registered Holder of a Note shall be treated as its owner for all purposes.

“Holding Company” means any Person that is a direct or indirect parent company of the relevant Person (including, for the avoidance of doubt, any holding companies established by any Permitted Holder for purposes of holding its investment in the Company).

“IFRS” means International Financial Reporting Standards (formerly International Accounting Standards) endorsed from time to time by the European Union or any variation thereof with which the Company or the Subsidiaries are, or may be, required to comply; provided, that at any date after the Issue Date, the Company may make an irrevocable election to establish that “IFRS” shall mean IFRS as in effect on a date that is on or prior to the date of such election.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), the estates of such individual and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent and without duplication:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c) all reimbursement obligations in respect of banker’s acceptances (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of incurrence), and only to the extent that the underlying obligation in respect of which the banker’s acceptance was issued would be treated as Indebtedness;

(d) representing Capitalized Lease Obligations;

(e) representing the balance deferred and unpaid of the purchase price of any property or services, where the deferred payment is arranged primarily as a means of raising finance, which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(f)   representing any Swap Contracts (other than indebtedness and other obligations incurred in connection with, or related to, hedging contracts or other arrangements incurred or entered into for non-speculative, bona fide commercial business purposes);

(g) obligations in respect of any sale of future revenues or synthetic royalty or other financing based on future revenues derived from, and other proceeds arising out of, any product or service or sold by the Company or any of its Subsidiaries;

(h) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons; and

(i)   guarantees by such Person of the principal component of Indebtedness of other Persons to the extent guaranteed by such Person;

in each case, if and to the extent any of the preceding items (other than clause (g)) would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with IFRS.

Notwithstanding anything to the contrary in the foregoing paragraph, the term “Indebtedness” will not include:

(a) in connection with any investment or other acquisition or any asset sale or other disposition, purchase price adjustments, indemnities or royalty, earn-out, milestone, contingent or other deferred payments of a similar nature, unless such payments are required under IFRS to appear as a liability on the balance sheet (excluding the footnotes);

(b) Contingent Obligations incurred in the ordinary course of business and accrued liabilities incurred in the ordinary course of business that are not more than 90 days past due;

(c) deferred or prepaid revenues;

(d) any Capital Stock;

(e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller;

(f)   any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes or under any tax sharing agreement or similar agreement;

(g) Subordinated Shareholder Funding;

(h) in connection with the purchase by the Company or any Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 180 days thereafter;

(i)   prepayments of deposits received from clients or customers in the ordinary course of business;

(j)   obligations under any license, permit, or other approval (or guarantees given in respect of such obligations) incurred prior to the Issue Date or in the ordinary course of business;

(k) Indebtedness in respect of the incurrence by the Company or any Subsidiary of Indebtedness in respect of standby letters of credit, bid bonds, performance bonds or surety bonds provided by the Company or any Subsidiary in the ordinary course of business to the extent such letters of credit or bonds are not drawn upon or, if and to the extent drawn upon are honored in accordance with their terms and if to be reimbursed, are reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond;

(l)   any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under IFRS immediately prior to the adoption of IFRS 16 (Leases);

(m) any asset retirement obligations; or

(n) any liability for Taxes.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means [ ] and [ ] of each year, beginning on [ ], 2023.

“Interest Period” means the period from, and including, the Issue Date, to, but excluding, the first Interest Payment Date and each successive period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date.

“Investments” means, with respect to any Person, (a) any purchase or other acquisition of, or of a beneficial interest in, any of the Capital Stock of any other Person, (b) the acquisition by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any Person or any division or line of business or other business unit of any Person or (c) any direct or indirect loan, advance, extension of credit (including a guarantee) or capital contribution to any other Person; provided that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. The amount of any Investment outstanding at any time shall be the original cost of such Investment determined in accordance with IFRS, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received by the Company or a Subsidiary in respect of such Investment.

“Investor” means any of (i) KKCG AG and any funds, partnerships, co-investment vehicles and other entities owned, managed, controlled or advised by KKCG and its Affiliates; and (ii) Karel Komarek and his Immediate Family Members as well as any funds, partnerships, co-investment vehicles and other entities owned, managed, controlled or advised by Karel Komarek, other than in the case of sub-clauses (i) and (ii), any portfolio company thereof.

“Issue Date” means [ ], 2022.

“Last Reported Sale Price” in respect of the Common Stock (or any other security) on any date, means:

(f) the closing sale price per share of Common Stock (or per share or unit of such other security) (or if no closing sale price is reported, the average of the last bid price and last ask price or, if more than one in either case, the average of the average of the last bid prices and the average of the last ask prices) on the Relevant Stock Exchange for the Common Stock (or such other security) (and, where such Relevant Stock Exchange is a U.S. national or regional securities exchange, in composite transactions);

(g) if the Common Stock (or such other security) is not listed for trading on a Relevant Stock Exchange on such date, the last quoted bid price per share for the Common Stock (or per share or unit of such other security) in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and

(h) if the Common Stock (or such other security) is not so quoted, the average of the mid-point of the last bid and ask prices per share for the Common Stock (or per share or unit of such other security) on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose;

in each case converted (if necessary) to Dollars at the Foreign Exchange Rate on such date, all as determined by the Calculation Agent (unless otherwise specified).

“Lien” means, with respect to any asset or property, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Management Shareholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members) of the Company (or its direct or indirect parent entities) who are holders of (or have the right to acquire) equity interests of (a) any holding company of the Company; (b) the Company or (c) any Subsidiary on the Issue Date.

“Maturity Date” means [ ], 2025.2

The “Maximum Rate” shall apply in respect of any conversion of a Note if:

(i) the shares of Common Stock deliverable upon such conversion cannot, as prescribed by law or regulation, be issued at a price per each such share of Common Stock which is below the then prevailing nominal value of the share Common Stock; and

(ii) the result (rounded down to the nearest whole multiple of 0.0001 share of Common Stock) of €1,000 divided by such then prevailing nominal value (converted (if not expressed in Euros) into Euros at the then prevailing exchange rate as determined in good faith by the Company) of one share of Common Stock is less than the product (rounded to nearest whole multiple of 0.0001 (with 0.00005 being rounded upward) of a share of Common Stock) of (x) the Conversion Rate in effect at the Close of Business on the relevant Conversion Date and (y) the Foreign Exchange Rate (as if converting Euros to United States dollars) on such Conversion Date, and in any such case the Maximum Rate in respect of such conversion shall be equal to the result (rounded down to the nearest whole multiple of 0.0001 share of Common Stock) of €1,000 divided by such then prevailing nominal value (converted (if not expressed in Euros) into Euros at the then prevailing exchange rate as determined in good faith by the Company) of one share of Common Stock.

“NOSH” on any Trading Day, means the number of shares of Common Stock outstanding on such Trading Day as displayed on Bloomberg page HP (setting ‘Current Shares Outstanding’) (or any successor page or setting) for the Common Stock (and the Relevant Stock Exchange in respect thereof) or, if such Bloomberg page is not available, as determined in good faith by the Company, all as determined by the Calculation Agent (unless otherwise specified).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05.

“Note Registrar” shall have the meaning specified in Section 4.02.

“Notes Restricted Entities” means the Company and its Subsidiaries other than the High Yield Restricted Group. For the avoidance of doubt, the Company shall always be a Notes Restricted Entity and any Subsidiary of the Company that is not part of the High Yield Restricted Group on any date of determination shall be a Notes Restricted Entity.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b)(ii)(A).

[2]	Note to Draft: To be 3 years after the Issue Date

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Officer” means, with respect to any Person, (1) any member of the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, the General Counsel, any Vice President, the Treasurer, any Assistant Treasurer, any Managing Director, the Secretary or any Assistant Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors, Chief Executive Officer or Chief Financial Officer of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Open of Business” means 9:00 a.m. (London time).

“Opinion of Counsel” means an opinion from legal counsel which is reasonably acceptable to the Trustee, which opinion may contain customary exemptions and qualifications as to the matters set forth herein. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof reasonably satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(e) Notes repurchased by the Company.

“Par Redemption Price” shall have the meaning specified in Section 16.01(h)(i).

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Holders” means any of the Investors and Management Shareholders and any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that in the case of such group, and without giving effect to the existence of such group or any other group, such Investors and Management Shareholders, collectively, have beneficial ownership (directly or indirectly) of at least 50% of the total voting power of the Common Equity of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Preferred Stock” means any Capital Stock with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualifying Trading Day” means a Trading Day on which the Daily Trading Volume on such Trading Day is available and equal to or greater than 0.5% of the NOSH on such Trading Day, as determined by the Calculation Agent.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” means (i) in the case of a redemption pursuant to Section 16.01(a), (b), (c), or (e), the date fixed for the repurchase of any Notes by the Company in accordance with the applicable provisions of Section 16.01 and (ii) in the case of a redemption pursuant to Section 16.01(d), the one-year anniversary of the Issue Date.

“Redemption Notice Date” means, with respect to a redemption pursuant to Article 16, the date on which the Company sends the Redemption Notice for such redemption pursuant to Section 16.01(i).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its redemption in accordance with the provisions of Article 16, calculated pursuant to Section 16.01(h).

“Redemption Share Price Trigger” means initially $[13.8900], subject to adjustment as of such time at which the Conversion Rate is adjusted (other than any adjustment on a Conversion Date in connection with any conversion of Notes pursuant to Section 14.04(h)), with any such adjusted Redemption Share Price Trigger being equal the Redemption Share Price Trigger in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to such adjustment giving rise to the Redemption Share Price Trigger adjustment and the denominator of which is the Conversion Rate as so adjusted. All adjustments to the Redemption Share Price Trigger shall be calculated by the Calculation Agent to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upward).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the [ ] and [ ] (whether or not such day is a Business Day), as the case may be, immediately preceding such Interest Payment Date.[NTD: To be 1 Business Day prior to the interest payment date]

“Relevant Stock Exchange” means, in respect of the Common Stock (or any other security), (A) the New York Stock Exchange or, (B) if the Common Stock (or such other security) is not then listed for trading on the New York Stock Exchange, the principal other international, European Economic Area, U.S. national or regional securities exchange (if any) on which the Common Stock (or such other security) is then listed for trading (as determined by the Calculation Agent).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(b).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor of the Trustee), including any managing director, director, vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer or assistant officer of the Trustee who customarily performs functions similar to those performed by any of the above designated officers or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(b).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(b)(i).

“Share Repurchase Date” shall have the meaning specified in Section 14.04(e).

“Significant Subsidiary” means a Subsidiary of the Company that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.

“SPAC Warrants” means the warrants or any similar securities issued in exchange therefor pursuant to their terms to purchase Common Stock issued by the Company in connection with the consummation of the Business Combination Transactions and outstanding on the Issue Date.

“Special Interest” means all amounts, if any, payable pursuant to Section 4.06(d) and Section 6.03, as applicable.

“Specified Corporate Event” shall have the meaning specified in Section 14.07(a).

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Subsidiary” means, with respect to any specified Person:

(a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors or comparable governing body of such Person (in the case of a limited liability company, the voting power to elect managers or otherwise control the actions of such limited liability company), is at the time owned or controlled, directly or through another Subsidiary, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b) any partnership, joint venture, limited liability company or similar entity of which:

(i) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Indenture, regardless of whether such entity is consolidated on the Company’s or any Subsidiary’s financial statements.

“Subordinated Shareholder Funding” means, collectively, any funds provided to the Company or a Subsidiary of the Company by a Permitted Holder in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, in each case issued to and held by a Permitted Holder, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided, however, such Subordinated Shareholder Funding:

(a)   does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the maturity date of the Notes (other than through conversion or exchange of such funding into Capital Stock (other than Disqualified Stock) of the Company or any funding meeting the requirements of this definition);

(b) does not require, prior to the first anniversary of the maturity date of the Notes, payment of cash interest, cash withholding amounts or other cash gross ups, or any similar cash amounts;

(c)   contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment, in each case, prior to the first anniversary of the maturity date of the Notes;

(d) does not provide for or require any security interest or encumbrance over any asset of the Company or any of its Subsidiaries;

(e)   pursuant to its terms (or the terms of a separate written agreement) is fully subordinated and junior in right of payment to the Notes pursuant to subordination, payment blockage and enforcement limitation terms which are customary in all material respects for similar funding; and

(f)    is not guaranteed by any Subsidiary of the Company.

“Successor Company” shall have the meaning specified in Section 11.01(a)(i).

“Swap Contract” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “master agreement”), including any such obligations or liabilities under any master agreement. For the avoidance of doubt, the term “Swap Contract” shall not include a margin or similar loan.

“Tax” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings (including backup withholding) and any charges of a similar nature (including any interest, penalties, additions to tax and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“Terms Fixing Date” has the meaning assigned to such term in Section 14.04(f).

“Trading Day” means, in respect of the Common Stock (or any other security), a day on which:

(a) trading in the Common Stock (or such other security) generally occurs on the Relevant Stock Exchange in respect thereof or, if the Common Stock (or such other security) is not then listed for trading on a Relevant Stock Exchange; and

(b) the Daily VWAP for the Common Stock (or Daily VWAP for such other security) on such day is available;

provided that unless otherwise specified “Trading Day” means a Trading Day in respect of the Common Stock, and provided further that, if the Common Stock (or such other security) is not so listed for trading, “Trading Day” means a Business Day, all as determined by the Calculation Agent.

“transfer” shall have the meaning specified in Section 2.05(b).

“Transfer Agent” shall have the meaning specified in Section 4.02.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Valuation Trading Day” shall have the meaning specified in Section 14.04(c).

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to refer to Special Interest if, in such context, Special Interest is, was or would be payable pursuant to any of Section 4.06(d) and Section 6.03.

Article 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01 Designation and Amount. The Notes shall be designated as the “6.50% Convertible Senior Notes due 2025.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to €301,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required to comply with any applicable law or any regulation thereunder, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect purchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture (and, where required by this Indenture, in compliance with Section 2.06). Payment of principal (including the Redemption Price, if applicable) of, and accrued and unpaid interest and Additional Amounts (if any) on, a Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a) The Notes shall be issuable only in definitive registered form without interest coupons. The Notes shall only be issuable in minimum denominations of €1,000,000 and in integral multiples of €500,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month. The Company will pay all cash amounts payable in respect of the Notes in money of the European Union (Euros) that at the time of payment is legal tender for payment of public and private debts.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the Close of Business on the Regular Record Date immediately preceding the relevant Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The Company shall pay interest by wire transfer in immediately available funds to that Holder’s account within the European Economic Area, Switzerland, the United Kingdom or the United States (or, to the extent that such Holder has not provided such bank account information to the Company, by check mailed to such Holder’s address as it appears in the Note Register), either, in the Company’s sole discretion, directly or through the Paying Agent. The Company shall notify the Paying Agent of any payment not made through the Paying Agent.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, as follows: The Company shall make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee and Paying Agent in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee or the Paying Agent (or their nominee) an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements reasonably satisfactory to the Trustee or Paying Agent for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee or Paying Agent of the notice of the proposed payment. The Company shall promptly notify the Trustee and Paying Agent in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on such special record date.

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be executed in the name and on behalf of the Company by the manual, electronic or facsimile signature of at least one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee or an authenticating agent appointed by the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes and the documents required under Section 17.06 hereto, and the Trustee or an authenticating agent appointed by the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed by manual, electronic or facsimile signature by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be an Officer of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05 Paying Agent, Note Registrar, Transfer Agent, Calculation Agent and Conversion Agent; Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a)

(i)   For as long as the Notes remain outstanding, the Company shall maintain a Paying Agent, a Note Registrar, a Transfer Agent, a Calculation Agent (which may be the Company or any of its Subsidiaries or Affiliates) and a Conversion Agent, in each case, in accordance with Section 4.02. The Company hereby appoints Kroll Agency Services Limited as the initial Paying Agent, initial Note Registrar and initial Transfer Agent, respectively, and Kroll Agency Services Limited hereby accepts such respective appointments. On the Issue Date, the Company has also appointed (A) Conv-Ex Advisors Limited to act as Calculation Agent in relation to the Notes upon the terms of the Calculation Agency Agreement to make such determinations as are expressly specified to be made by it in this Indenture or the Notes and (B) Helvetische Bank as Conversion Agent.

(ii)   The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations or procedures as it may prescribe, the Note Registrar shall provide for the registration of Notes and transfers of Notes. Such Note Register shall be in written form or in any form capable of being converted into written form within a reasonable period of time and shall include the name and address of each Holder.

(iii) Upon surrender for registration of transfer of any Note to the Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05 and Section 2.06, the Company shall execute, and the Trustee (or an authenticating agent appointed by the Trustee) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

(iv) Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee (or an authenticating agent appointed by the Trustee) shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

(v) All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee or the Note Registrar and duly executed by the Holder thereof or its attorney-in-fact duly authorized in writing. In relation to transfers to a Holder of Notes which is not already a Holder, such transfer shall be subject to the performance by the Trustee and Agents of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that Holder of Notes, the completion of which shall promptly be notified to the relevant parties. The Company shall, on or before the date upon which an assignment or transfer to it takes effect, promptly pay to the Transfer Agent (for its own account) a fee of €3,000 (in each case, plus VAT if applicable).

(vi) No service charge shall be imposed by the Company, the Trustee or the Note Registrar for any registration of transfer of Notes or exchange of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted pursuant to this Indenture.

(vii)   None of the Company, the Trustee or the Note Registrar shall be required to exchange or register a transfer of any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion.

(viii) All Notes issued upon any registration of transfer of Notes or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) Every Note that bears or is required under this Section 2.05(b) to bear the legend set forth in this Section 2.05(b) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(b) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(b) or Section 2.05(c) below, the term “transfer” encompasses any sale, pledge, transfer, assignment, sub-participation, sub-contract or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Issue Date, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.05(c), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) AGREES FOR THE BENEFIT OF Allwyn Entertainment AG (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)   PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH COMMON STOCK;

(C)   TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (1)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

On or after the Resale Restriction Termination Date, the Company shall, at its option, deliver to the Trustee a certificate in the form of Exhibit B hereto executed by an Officer of the Company, and upon the Trustee’s receipt of such certificate the restrictive legend required by this Section 2.05(b) shall be deemed removed from any definitive registered certificates representing such Notes without further action on the part of Holders. If the Company delivers such a certificate to Trustee, the Company shall notify Holders of the Notes that the restrictive legend required by this Section 2.05(b) has been removed or deemed removed.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(b).

The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

(c)  Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)  AGREES FOR THE BENEFIT OF Allwyn Entertainment AG (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE OF THE NOTE UPON THE CONVERSION OF WHICH SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(A)  TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)  PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH COMMON STOCK;

(C)  TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)  PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (1)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(c).

(d)  Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06  Additional Restrictions on Transfer.

(a)

(i)  Notwithstanding any other provision of this Indenture to the contrary, no Holder or beneficial owner shall transfer all or any part of the Notes to any other person unless (i) it has submitted to the Company a Transfer Notice at least 5 Business Days prior to the proposed date of such sale, assignment or transfer and (ii) the Company, acting in accordance with this Section 2.06(a)(i), has not objected in writing within such 5 Business Day period to such sale, assignment or transfer. The Company may only object to such sale, assignment or transfer if such transaction would (in the opinion of the Company, acting reasonably and in good faith) result in a violation of the 10 Non-Qualifying Bank Rule or would result in a violation of the 20 Non-Qualifying Bank Rule.

(ii)  Upon completion of the procedures set forth in Section 2.06(a)(i), the Company shall instruct the Trustee, the Note Registrar and the Transfer Agent to effect any transfer made in compliance with this Indenture and to update the Note Register accordingly.

(b)  Any transfer made in violation of Section 2.06(a) shall be void ab initio.

(c)  For purposes of this Section 2.06:

“10 Non-Qualifying Bank Creditor Rule” means the rule that the aggregate number of Non-Qualifying Bank Creditors of the Company holding or beneficially owning the Notes must not at any time during the life of such Notes exceed 10 (ten), all in accordance with the meaning of the Guidelines as interpreted by the Swiss Federal Tax Administration.

“20 Non-Qualifying Bank Creditor Rule” means the rule, as set out in the Guidelines, that the aggregate number of creditors (including the Holders of the Notes and similar debt securities), other than Qualifying Bank Creditors, of the Company under all its outstanding debts relevant for classification as debenture (Kassenobligation) (within the meaning of the Guidelines), such as (intragroup) loans, facilities and/or private placements must not at any time exceed 20 (twenty), all as determined in accordance with the meaning of the Guidelines as interpreted by the Swiss Federal Tax Administration.

“Guidelines” means, together, guideline S-02.123 in relation to interbank loans of September 22, 1986, guideline S-02.130.1 in relation to money market instruments and book claims of June 2021, circular No. 34 of July 26, 2011 (1-034-V-2011) in relation to deposits, the practice note 010-DVS-2019 of February 5, 2019 regarding Swiss Withholding Tax in the Group, circular No. 15 of October 3, 2017 in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes, circular No. 46 of July 24, 2019 (1-046-VS-2019) in relation to syndicated credit facilities, and circular No. 47 of July 25 2019 (1-047-VS-2019) in relation to bonds, in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Non-Qualifying Bank Creditor” means any person or legal entity that is not a Qualifying Bank Creditor.

“Qualifying Bank Creditor” means (i) any bank as defined in the Swiss Federal Act on Banks and Savings Banks dated November 8, 1934, or (ii) a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal business purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case within the meaning of the Swiss Guidelines.

“transfer” means any sale, pledge, transfer, assignment, sub-participation, sub-contract or other disposition whatsoever of any Note.

“Transfer Notice” means a written notice (which may be an email) setting forth in reasonable detail (i) the aggregate principal amount of Notes to be transferred, (ii) the proposed transfer date and (iii) the identity of the proposed transferee (including evidence of the status of the proposed transferee as a Qualifying Bank Creditor or (as the case may be) Non-Qualifying Bank Creditor (and in such a case, the Transfer Notice shall include evidence and a confirmation that the proposed transferee will count as one (1) Non-Qualifying Bank Creditor only), in each case, in a form reasonably satisfactory to the Company).

Section 2.07  Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security and/or indemnity as may be reasonably required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security and/or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may reasonably require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security and/or indemnity as may be reasonably required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee, any Paying Agent, Note Registrar, Transfer Agent, and Conversion Agent, as applicable, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.08  [Reserved].

Section 2.09  Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, at maturity, registration of transfer or exchange or conversion (subject to the provisions of Section 14.02(j)), if surrendered to the Company or any of the Company’s agents that the Company controls or its Subsidiaries, to be delivered to the Trustee for cancellation, and such Notes shall no longer be considered outstanding for purposes of this Indenture upon their payment at maturity, registration of transfer or exchange or conversion (subject to the provisions of Section 14.02(j)). All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its customary procedures. Except for Notes surrendered for transfer or exchange, no Notes shall be authenticated in exchange for any Notes cancelled, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order. If the Company or any of its Subsidiaries shall acquire any of the Notes, such acquisition shall not operate as a purchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.10  [Reserved].

Section 2.11  Purchases. The Company may, to the extent permitted by law and without the consent of or notice to Holders, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes from any Holder, whether by the Company or its Subsidiaries or through a privately negotiated transaction or tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company may, at its option, reissue, resell or surrender to the Trustee for cancellation any Notes that the Company or its Subsidiaries may repurchase. Any Notes so repurchased by the Company or its Subsidiaries shall be considered outstanding for all purposes under this Indenture (other than, at any time when such Notes are held by the Company, any of the Company’s Subsidiaries or Affiliates or any Subsidiary of any such Affiliates, for the purpose of determining whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture) unless and until such time the Company surrenders such Notes (or causes such Notes to be surrendered) to the Trustee for cancellation and at the Company’s written request in a Company Order, the Trustee shall cancel all Notes so surrendered.

Section 2.12  Ranking. The Notes constitute a senior general unsecured obligation of the Company, ranking senior in right of payment to all future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness and ranking equally in right of payment with all existing and future indebtedness of the Company that is not so subordinated.

Article 3

Satisfaction and Discharge

Section 3.01  Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect (except as set forth in the last paragraph of this Section 3.01), and the Trustee, at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i)  either:

(A)  all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust with the Trustee or its nominee or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or

(B)  the Company has deposited with the Trustee (or its nominee) or delivered to Holders, as applicable, after all of the outstanding Notes have (i) become due and payable, whether at the Maturity Date or any Redemption Date, and/or (ii) have been converted (and the related Settlement Amounts have been determined), cash or, solely to satisfy the Company’s Conversion Obligations, cash and/or shares of Common Stock (or if applicable, Reference Property), as applicable, sufficient to pay all of the outstanding Notes and/or satisfy all conversions, as the case may be, and pay all other sums due and payable under this Indenture by the Company; and

(ii)  the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 and, if cash or shares of Common Stock shall have been deposited with the Trustee pursuant to Section 3.01(i)(B), Section 4.04 shall survive such satisfaction and discharge.

Article 4
Particular Covenants of the Company

Section 4.01  Payment of Principal, Settlement Amounts and Interest. The Company shall pay or cause to be paid the principal (including the Redemption Price, if applicable) of, the Settlement Amounts owed on conversion of, and any interest and Additional Amounts (if any) on the Notes on the dates and in the manner provided in this Indenture and in the Notes. Principal, Settlement Amounts and any interest and Additional Amounts, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 11:00 a.m., London time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, Settlement Amounts and any interest and Additional Amounts, if any, then due. Unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee and Paying Agent in writing of any failure to take such action. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (including the Redemption Price, if applicable) at the rate equal to the interest rate on the Notes to the extent lawful. Neither the Trustee nor any Agent shall be required to pay out any money without first having been placed in funds.

Section 4.02  Maintenance of Office or Agency. For as long as the Notes are outstanding, the Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be presented or surrendered for registration (“Note Registrar”) of transfer or exchange (“Transfer Agent”), for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent,” Note Registrar,” “Transfer Agent” and “Conversion Agent” shall include any such additional or other offices or agencies, as applicable.

The Company reserves the right to vary or terminate the appointment of any Note Registrar, Transfer Agent, Paying Agent or Conversion Agent; act as the Paying Agent, Transfer Agent and/or Note Registrar; appoint additional Paying Agents, Transfer Agents, Note Registrars or Conversion Agents; or approve any change in the office through which any Note Registrar, Transfer Agent, Paying Agent or Conversion Agent acts. If the Company acts as Paying Agent, it shall hold money in trust for the Holders of the Notes and the Trustee.

Section 4.03  Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04  Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, such Paying Agent agrees with the Trustee, subject to the provisions of this Section 4.04:

(i)  that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest and Additional Amounts, if any, on, the Notes for the benefit of the Holders of the Notes;

(ii)  that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest and Additional Amounts, if any, on, the Notes when the same shall be due and payable; and

(iii)  that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held.

(b)  If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest and Additional Amounts, if any, on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price, if applicable), the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest and Additional Amounts, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, or accrued and unpaid interest and Additional Amounts, if any, on, the Notes when the same shall become due and payable.

(c)  Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee (or its nominee) all sums or amounts held in trust or otherwise by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee (or its nominee) upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)  Subject to any applicable escheat laws, any money deposited with the Trustee (or its nominee) or then held by the Company, in trust for the payment of the principal (including the Redemption Price, if applicable) of, the Settlement Amounts owed on conversion to the extent they include cash, and accrued and unpaid interest and Additional Amount, if any, on, any Note and remaining unclaimed for two years after such principal (including the Redemption Price, if applicable), the Settlement Amounts owed on conversion to the extent they include cash, or interest and Additional Amounts, if any, has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee and each Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05  [Reserved].

Section 4.06  Rule 144A Information Requirement; Reporting; and Special Interest.

(a)  For as long as any Notes are outstanding hereunder, at any time the Company is not subject to Sections 13 and 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issued upon conversion of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issued upon conversion of the Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such Common Stock, as the case may be, pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Notes or such Common Stock, as the case may be, may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or such Common Stock, as the case may be, in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time. The provisions of this Section 4.06(a) shall expire when the restrictive legend on the Notes specified in Section 2.05(b) has been removed.

(b)  The Company shall file with the Trustee within 15 days after the same are required to be filed with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be furnished to the Trustee for purposes of this Section 4.06(b) as of the time such documents are filed via the EDGAR system (or such successor).

(c)  Delivery of the reports, information and documents described in Section 4.06(b) to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the Company’s covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). Neither the Trustee nor the Calculation Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the Commission or the Commission’s EDGAR system or any website under this Indenture or participate in any conference calls or monitor whether Special Interest is payable.

(d)  [Reserved]

(e)  [Reserved]

(f)  Special Interest will be payable in arrears on each Interest Payment Date and shall (subject to the following sentence) be in addition to any Special Interest that may accrue, at the Company’s election, pursuant to Section 6.03. In no event, however, will Special Interest accrue on any day (taking into consideration any Special Interest payable as described in Section 4.06(d) or Section 6.03(a)) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Special Interest.

(g)  If Special Interest is payable by the Company pursuant to Section 4.06(d) or Section 6.03(a), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such Special Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Special Interest is payable.

Section 4.07  Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.08  Compliance Certificate; Statements as to Defaults.

(a)  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate, the signer of which shall be an Officer of the Company, stating that in the course of the performance by the signer of his or her duties as an Officer of the Company he or she would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during the previous fiscal year; provided that no such Officer’s Certificate shall be required for any fiscal year ended prior to the Issue Date. If such Officer does have such knowledge, the certificate shall describe the Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto.

(b)  The Company shall deliver to the Trustee, promptly (and no later than 30 days) after the occurrence thereof, written notice of any events of which it is aware which would constitute any Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Section 4.09  Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10  No Rights as Stockholders. Holders of Notes, as such, will not have any rights as stockholders of the Company (including voting rights and rights to receive any dividends or other distributions on Common Stock).

Section 4.11  Notes Restricted Entities. The Company shall not, and shall not permit any other Notes Restricted Entity to, directly or indirectly, do any of the following:

(a)  incur, create, guarantee, assume or permit to exist any Indebtedness or make any payments of principal, interest or other payments in respect of any Indebtedness (other than, in each case, the Notes outstanding on the Issue Date);

(b)  issue any shares of Disqualified Stock or Preferred Stock, make any payments of interest on, or distributions in respect of, shares of Disqualified Stock or Preferred Stock, or redeem, repurchase or otherwise retire any shares of Disqualified Stock or Preferred Stock;

(c)  incur, create, guarantee, assume or permit to exist any Liens on any property or assets (including stock or securities of any person) of such Person or on any income or revenues or rights in respect thereof;

(d)  make any Investments (provided that this sub-clause (d) shall not prohibit Investments (in any form whatsoever) by the Company in any of its Subsidiaries with the proceeds from (x) the Company’s initial public offering and/or listing in connection with the Business Combination Transactions and (y) any subsequent issuance, sale or other disposition of Capital Stock of the Company);

(e)  make any payment to, or sell, lease, transfer or otherwise dispose of any of its assets or properties to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliates of the Notes Restricted Entities (other than, in each case, properly declared dividends and distributions to all holders of Capital Stock of the Company or any other Notes Restricted Entity, as applicable); and

(f)  subject to sub-section (e) above, cause or make any sale, transfer or disposition of any assets or property;

provided, however, that this Section 4.11 shall not prohibit (x) (1) any transaction between and among entities in the High Yield Restricted Group that is permitted pursuant to the terms of the High Yield Notes Indenture and (2) the Business Combination Transactions to be completed on the Issue Date and (y) any of the following:

(i)  the Notes Restricted Entities engaging in activities that are customary for publicly-listed and/or holding companies, including:

(A)  the payment of taxes, fees and expenses of a type that are incurred or paid by publicly-listed and/or holding companies and that are charged to the Notes Restricted Entities in accordance with applicable law, regulation, order or written agreement,

(B)  the entering into and performance of contracts, agreements and other arrangements reasonably necessary to run the day-to-day operations of the Notes Restricted Entities and/or maintain the corporate existence of the Notes Restricted Entities, and

(C)  the entering into, maintenance and/or performance of:

(1) services agreements by and between the Company and/or Allwyn AG on the one hand and any of its Subsidiaries on the other provided that the aggregate amount of payments under all such services agreements entered into and performed in reliance on this sub-clause (1) does not exceed €50 million,

(2) services agreements by and between the Company and/or Allwyn AG on the one hand and the Investor (including any portfolio company of the Investor) on the other provided that the aggregate amount of payments under all such services agreements entered into and performed in reliance on this sub-clause (2) does not exceed €5 million, and

(3) customary employee stock ownership and/or incentive plans;

(ii)  (1) the entering into and performance of intercompany loan agreements and arrangements between the Company and/or Allwyn AG on the one hand and the Subsidiaries of the Company on the other; provided that the payment of any principal, interest and other amounts (if any) under such intercompany loan agreements or arrangements is deferred until at least the date that falls five (5) Business Days after the Notes have been repaid in full in accordance with the terms of this Indenture, (2) the entering into and performance of intercompany loan agreements and arrangements between the Company and/or Allwyn AG on the one hand and the Investor (including any portfolio company of the Investor) on the other; provided that the payment of any principal, interest and other amounts (if any) under such intercompany loan agreements or arrangements is deferred until at least the date that falls five (5) Business Days after the Notes have been repaid in full in accordance with the terms of this Indenture and (3) the repayment of principal and interest under any intercompany loan agreement and arrangements by and between the Company and/or its Subsidiaries outstanding on the Issue Date; provided that in the case of this sub-clause (3), any payments or assets received by the lender under such loan agreements or arrangements remain assets of the Company and its Subsidiaries; provided further that in the case of sub-clauses (1), (2) and (3), in the event that any of the parties to such intercompany loan agreement are or are deemed to be “related parties” for Tax purposes (a determined by the Company in good faith), the interest, margin or other form of remuneration under such intercompany loan agreement shall be determined on an arm’s length basis by a benchmarking study, prepared by a third-party advisor of national or international standing.

(iii)  (A) the Company incurring Indebtedness, Disqualified Stock and/or Preferred Stock so long as any such Indebtedness, Disqualified Stock and Preferred Stock (i) ranks pari passu or junior in right of payment to the Notes, (ii) is not guaranteed by any Persons and is not secured by any collateral (unless the Notes are guaranteed by the same Persons and secured by the same collateral, as applicable, on a senior basis to such other Indebtedness, Disqualified Stock and/or Preferred Stock substantially simultaneously with the incurrence of such other Indebtedness, Disqualified Stock and/or Preferred Stock), (iii) has an all-in-yield (calculated including any original issuance discount, interest rate and other fees and expenses associated with such Indebtedness, Disqualified Stock or Preferred Stock) that is equal to or lower than 6.50% per annum, (iv) in the case of Indebtedness, Disqualified Stock or Preferred Stock that is convertible into Common Stock, has a conversion price greater than the Conversion Price of the Notes and has anti-dilution protections that are no more favorable for the holders thereof than the anti-dilution protections set forth in Article 14 of this Indenture, (v) is not issued with any accompanying warrants or similar instruments, (vi) has no financial maintenance covenants, (vii) includes negative and affirmative covenants that are consistent with or no more favorable for the holders or lenders thereof than the covenants set forth in this Article IV, (viii) does not provide for any “make-whole” payments, (ix) if the holders thereof are granted registration rights, such registration rights prohibit sales prior to the sale of Common Stock issued upon conversion of the Notes, (x) does not have any restrictions on making payments on the Notes (including the Redemption Price, if applicable), issuing and delivering any shares of Common Stock to Holders of Notes following a conversion of Notes pursuant to this Indenture, or the Company and its Subsidiaries otherwise complying with the terms of this Indenture and the Notes, (xi) is not redeemable prior to, and matures no earlier than, one year after the Maturity Date, (xii) has no other terms more favorable to the holders thereof than the terms provided for the Holders in this Indenture and the Notes, and (xiii) all of the net proceeds of such Indebtedness, Disqualified Stock or Preferred Stock are used substantially simultaneously with the incurrence thereof to repay all, or a portion of, the Notes and/or pay any other amounts payable in respect of the Notes (including interest, premium and Applicable Amounts, if applicable); and (B) the Company paying any dividends or payments of principal or interest on any Indebtedness, Disqualified Stock or Preferred Stock issued or incurred in reliance on the foregoing clause (A) provided that all amounts (including principal, interest, premium and Additional Amounts, if any) that have become due and payable in respect of the Notes have been paid in full at such time;

(iv)  the Company issuing shares of Common Stock, including any options, warrants or other rights to acquire shares of Common Stock;

(v)  the Notes Restricted Entities taking any action (including the incurrence of any Indebtedness) to the extent that the Notes are repaid in full (including any accrued interest, premium and Additional Amounts, if any) in accordance with this Indenture substantially simultaneously with such action.

(vi)  subject to Section 14.04 (where applicable), (A) the exercise of any SPAC Warrants pursuant to their terms and any issuance, sale, delivery, transfer or other disposition of Common Equity of the Company (including “treasury shares”) as a result in accordance with the terms of such SPAC Warrants and (B) any redemption or repurchase of SPAC Warrants (in accordance with their terms or otherwise (provided that the redemption or repurchase price is equal to or lower than the lowest then-applicable redemption or repurchase price of the SPAC Warrants as set forth in the redemption table relating to such SPAC Warrants));

(vii)  the sale, delivery, transfer or other disposition of Common Equity of the Company that constitutes “treasury shares” to participants in the Company’s employee benefit plan pursuant to the terms of such employee benefit plan; and

(viii)  the consummation of the Business Combination Transactions pursuant to the terms of the Business Combination Agreement.

Section 4.12  Compliance with High Yield Notes Indenture. Each Person in the High Yield Restricted Group shall not, and the Company shall not directly or indirectly permit any Person in the High Yield Restricted Group to, take any action that is prohibited by the negative covenants set forth in the High Yield Notes Indenture (including, for the avoidance of doubt, the covenants set forth in Article 4 of the High Yield Notes Indenture as of the Issue Date).

Section 4.13  Withholding Taxes.

(a)  All payments made by or on behalf of the Company in respect of the Notes shall be made free and clear of, and without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Switzerland or any political sub-division thereof or any authority therein or thereof having power to tax (a “Tax Deduction”), unless such Tax Deduction is required by law. If any such Tax Deduction will at any time be required to be made from any payments made with respect to any Note, including payments of principal, redemption price, premium, if any, or interest, the Company will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments after such Tax Deduction (including any such deduction or withholding from such Additional Amounts) will equal the amounts which would have been received in respect of such payments on any such Note in the absence of such Tax Deduction.

(b)  No such Additional Amounts shall be payable by the Company on account of any taxes, duties, assessments or governmental charges which:

(i)  are imposed or withheld as a result of a violation of the transfer restrictions set forth in Section 2.06, and in particular by reason of the failure by the Holder or the beneficial owner of the Note to comply with Section 2.06(a);

(ii)  are payable, imposed, or withheld solely by reason of a Holder having, or having had, some personal or business connection with Switzerland other than the mere holding of the Notes, including, without limitation, such Holder being or having been a citizen or resident of Switzerland or treated as being or having been a resident thereof;

(iii)  are payable, imposed, or withheld solely by reason of a Holder (1) being or having been present in, or engaged in a trade or business in Switzerland, (2) being treated as having been present in, or engaged in a trade or business in Switzerland, or (3) having or having had a permanent establishment Switzerland;

(iv)  are payable by any method other than withholding or deduction by the Company or any Paying Agent from payments in respects of the Notes;

(v)  are payable, imposed, or withheld by reason of the application of any gift, estate, inheritance, sales, transfer, personal property or excise tax or any similar tax, duty, assessment or other similar governmental charge;

(vi)  are payable, imposed, or withheld as a result of the failure of the Holder (or any financial institution or other person through which the Holder holds any Notes) that is formed in, or a tax resident of, Switzerland to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with Switzerland of the Holder of the Notes, if such compliance is required by statute or regulation of Switzerland as a precondition to relief or exemption from such tax, duty, assessment or governmental charge;

(vii)  are payable, imposed, or withheld pursuant to sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (or any amended or successor versions of such sections) (FATCA), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement, or

(viii)  are a result of any combination of the above.

(c)  In addition, the Company will not pay Additional Amounts to a Holder of a Note that are due and payable solely because such Note is not directly held or beneficially owned by the beneficial owner of such Note.

(d)  To the extent that any Holder has received an Additional Amount pursuant to Section 4.13(a), and such Holder determines in good faith and acting reasonably that it is entitled to a reduced rate of withholding tax pursuant to an applicable double tax treaty with Switzerland, it shall (i) use reasonable best efforts to obtain promptly from the Swiss tax authorities the maximum tax reclaim amount pursuant to the applicable double tax treaty and (ii) remit promptly to the Company such reclaim amount received from the Swiss authorities (net of such Holder’s reasonable and documented out-of-pocket costs and expenses incurred in obtaining such reclaim amount).

Article 5
[Reserved]

Article 6
Defaults and Remedies

Section 6.01  Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a)  default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)  default in the payment of principal of, or premium on, any Note when due and payable on the Maturity Date, upon any required repurchase or redemption, upon redemption at the option of the Company, upon declaration of acceleration or otherwise;

(c)  failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for three Business Days;

(d)  failure by the Company to comply with its obligations under Article 11;

(e)  failure by the Company, any Notes Restricted Entity or any Person in the High Yield Restricted Group for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its obligations under, or any covenant, condition or agreement contained in, this Indenture (including, for the avoidance of doubt, in Section 4.11 or Section 4.12) (other than as otherwise provided for under sub-sections (a), (b), (c) and (d) above);

(f)  default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed having a principal amount in excess of €100,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness exists as of the date hereof or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled and such failure to pay shall not have been cured or waived, as the case may be, within 30 days after the occurrence of such acceleration or such failure to pay, as the case may be;

(g)  the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:

(i)  commences a voluntary case;

(ii)  consents in writing to the entry of an order for relief against it in an involuntary case;

(iii)  consents in writing to the appointment of a custodian of it or for all or substantially all of its property;

(iv)  makes a general assignment for the benefit of its creditors;

(v)  admits in writing it generally is not paying its debts as they become due; or

(vi)  takes any comparable action under any Bankruptcy Laws;

(h)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)  is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case;

(ii)  appoints a custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company;

(iii)  orders the liquidation of the Company or any Significant Subsidiary of the Company; or

(iv)  provides any comparable relief under any Bankruptcy laws;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(i)  a final judgment or judgments for the payment of €100,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Significant Subsidiary of the Company, which judgments are not paid, discharged or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

Section 6.02  Acceleration. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h)), either the Trustee by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in Section 6.01(g) or Section 6.01(h) occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee (or its nominee) a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, if any, at the rate then borne by the Notes) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a simple majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03  Sole Remedy for a Failure to Report.

(a)  Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall, for the first 360 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Special Interest on the Notes at a rate equal to 0.250% per annum of the principal amount of the Notes outstanding for the first 180 days after the occurrence of such Event of Default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day until the 360th day following the occurrence of such an Event of Default during which such an Event of Default is continuing, beginning on, and including, the date on which such an Event of Default first occurs (in addition to any Special Interest that may accrue as a result of a registration default pursuant to Sections 4.06(d), subject to Section 6.03(b)). For the avoidance of doubt, the 360 day period described in this Section 6.03 shall not commence until expiration of the 60 day period referenced in Section 6.01(d).

(b)  Any Special Interest payable pursuant to Section 6.03(a) above shall be in addition to any Special Interest that may accrue pursuant to Section 4.06(d). Notwithstanding anything in this Indenture to the contrary, in no event, however, shall Special Interest accrue (taking into consideration any Special Interest payable pursuant to Section 6.03(a) above, together with Special Interest payable pursuant to Section 4.06(d) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Special Interest.

(c)  If the Company elects to pay Special Interest pursuant to Section 6.03(a), such Special Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in (b) is not cured or waived prior to such 361st day), such Special Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Special Interest following an Event of Default relating to the Company’s failure to comply with its obligations as set forth in 4.06(b) in accordance with this Section 6.03, or the Company elects to make such payment but does not pay the Special Interest when due, the Notes shall immediately be subject to acceleration as provided in Section 6.02. For the avoidance of doubt, the provisions of this Section 6.03 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In no event shall Special Interest payable pursuant to the foregoing election accrue at a rate per year in excess of the applicable rate specified in Section 6.03(b), regardless of the number of events or circumstances giving rise to requirements to pay such Special Interest pursuant to this Section 6.03.

(d)  In order to elect to pay Special Interest as the sole remedy during the 360 days after the occurrence of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b), the Company must notify, in writing, all Holders of the Notes, the Trustee and the Paying Agent of such election on or before the Close of Business on the date on which such Event of Default first occurs. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02. The Company may elect to pay Special Interest with respect to multiple Events of Default in a single written notification.

Section 6.04  Payments of Notes on Default; Suit Therefor. If an Event of Default described in Section 6.01(a), (b) or (c) shall have occurred and the Notes have become due and payable pursuant to Section 6.02, the Company shall, upon demand of the Trustee, pay to the Trustee (or its nominee), for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Redemption Price, if applicable), satisfaction of the Conversion Obligation with respect to all Notes that have been converted, interest and Additional Amounts, if any, with (to the extent that payment of such interest shall be legally enforceable) interest on any such overdue amounts, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company, or in the event of any other judicial proceedings relative to the Company, or to the creditors or property of the Company, the Trustee, irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and the Agents, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver, rescission or annulment pursuant to Section 6.09 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05  Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: to the payment of all amounts due the Trustee, including its agents and counsel, under Section 7.06 hereof, including payment of all compensation, expenses, losses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to each Paying Agent, Note Registrar, Transfer Agent, Calculation Agent, Conversion Agent and any authenticating agent for amounts due under Section 7.06 hereof, including payment of all compensation, expenses, losses and liabilities incurred, and all advances made, by such persons and the costs and expenses of collection;

THIRD: to the payment of the amounts then due and unpaid for principal of, the Redemption Price (if applicable) of, and/or satisfaction of the Conversion Obligation with respect to all Notes that have been converted, interest and Additional Amounts, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

FOURTH: to the Company.

Section 6.06  Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price) or interest when due, or the right to receive payment and/or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)  such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)  the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy;

(c)  such Holders have offered the Trustee in writing and, if requested, provided to the Trustee security and/or indemnity and/or pre-funding satisfactory to the Trustee in its sole discretion against any cost, loss, liability, claim or expense (which includes the expense of the Trustee’s legal counsel);

(d)  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of such security and/or indemnity and/or pre-funding; and

(e)  the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustee does not have an affirmative duty or obligation to ascertain whether or not any actions or forbearances by a Holder are unduly prejudicial to other Holders.

Notwithstanding any other provision of this Indenture and any provision of any Note, the contractual right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including, if applicable, the Redemption Price) of; (y) accrued and unpaid interest, if any, on; and (z) the consideration due upon the conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, and the contractual right to bring suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates shall not be amended without the consent of such Holder.

Section 6.07  Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08  Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09  Direction of Proceedings and Waiver of Defaults by Majority of Holders.

(a)  The Holders of a simple majority of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with any rule of law or with this Indenture, it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee or any Agent in personal liability.

(b)  The Holders of a simple majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and rescind any acceleration with respect to the Notes and its consequences hereunder except:

(i)  a default in the payment of the principal (including any Redemption Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes;

(ii)  a failure by the Company to deliver the consideration due upon conversion of the Notes; or

(iii)  with respect to any other provision that requires the consent of each affected Holder pursuant to Section 10.02 to amend;

provided that, in the case of the rescission of any acceleration with respect to the Notes, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration) have been cured or waived.

Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10  Notice of Defaults. If a Default occurs and is continuing and a Responsible Officer of the Trustee is notified in writing of such Default, the Trustee shall deliver (or procure the delivery) to all Holders, as the names and addresses of such Holders appear upon the Note Register, notice of such Default within 60 days after it is notified. Except in the case of a Default in the payment of principal of (including the Redemption Price, if applicable) or accrued and unpaid interest on any Note or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11  Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (including, but not limited to, the Redemption Price with respect to the Notes being redeemed as provided in this Indenture) or accrued and unpaid interest, if any, on any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the payment or delivery of consideration due upon conversion.

Article 7
Concerning the Trustee

Section 7.01  Duties and Responsibilities of Trustee.

(a)  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants, duties or obligations shall be read into this Indenture against the Trustee. If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has received written notice the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee in writing and, if requested, provided to the Trustee indemnity and/or security and/or pre-funding satisfactory to the Trustee in its sole discretion against any cost, loss, liability or expense (which includes the expense of the Trustee’s legal counsel) that might be incurred by it in compliance with such request or direction. However, the Trustee may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law or this Indenture.

(b)  Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has received written notice in accordance with the provisions of this Indenture:

(i)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants, duties or obligations shall be read into this Indenture against the Trustee; provided that to the extent the duties of the Trustee under this Indenture and the Notes may be qualified, limited or otherwise affected by the provisions of this Indenture, the Trustee shall be required to perform those duties only as so qualified, limited or affected; and

(ii)  in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely without liability, as to the truth and accuracy of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture or the Notes, as the case may be. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Notes, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein) and shall be entitled to seek advice from legal counsel in relation thereto.

(c)  The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)  this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.09; and

(iv)  no provision of this Indenture or the Notes will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, including in taking any action at the request or direction of Holders of the Notes, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk, liability, loss, fee or expense is not reasonably assured to it or it does not receive indemnity and/or security and/or pre-funding satisfactory to it in its discretion against any loss, liability or expense which might be incurred by it in compliance with such request or direction nor shall the Trustee be required to do anything which is illegal or contrary to applicable laws, it being understood that the Trustee shall not be required to advance its own funds in connection with its duties and responsibilities as Trustee. The Trustee will not be liable to the Holders of the Notes if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(d)  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 7.01.

(e)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)  Money held whether in trust or otherwise by the Trustee need not be segregated from other funds except to the extent required by law.

(g)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01. For the avoidance of doubt, the Trustee shall be entitled to rely on its rights and benefits under this Indenture at all times, including without limitation, for actions that are taken during an Event of Default or Default that is subsequently cured or annulled.

Section 7.02  Certain Rights of the Trustee.

(a)  The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document (whether in its original, electronic or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but receipt of such financial reports and statements of the Company shall be for informational purposes only and the Trustee’s receipt of such financial reports and statements shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, and the Trustee shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

(b)  Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel, as the case may be.

(c)  The Trustee may execute any of the trusts and powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney, delegate, depositary, or agent appointed with due care by it hereunder.

(d)  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)  The Trustee may consult with counsel of its selection, and the advice or opinion of counsel relating to this Indenture or the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Notes in good faith and in accordance with the advice or opinion of such counsel.

(f)  The Trustee shall have no duty to inquire as to the performance of the covenants of the Company. In addition, the Trustee shall not be deemed to have notice of any Default or Event of Default or whether any entity or group of entities constitutes a Significant Subsidiary unless a written notice of any event which is in fact a Default or Event of Default or of any such Significant Subsidiary is received by a Responsible Officer of the Trustee at the Corporate Trust Office in accordance with the terms of this Indenture, and such notice references the Notes, the Company and this Indenture and, in the case of a Default or Event of Default, states that it is a “Notice of Default.”

(g)  The rights, privileges, protections, immunities, indemnities and benefits given to the Trustee, including, without limitation, its right to be indemnified and/or secured and/or pre-funded to its satisfaction (including, without limitation, under Section 7.06 of this Indenture) are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under any and all other agreements executed by the Trustee in connection with the Notes and this Indenture, and to each Agent (including each Paying Agent, Note Registrar, Transfer Agent and any authenticating agent), custodian and other Person employed to act hereunder. Absent willful misconduct or gross negligence, each Agent and any authenticating agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(h)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Notes at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee in writing, and if requested, provided to the Trustee security and/or indemnity and/or pre-funding satisfactory to the Trustee in its sole discretion against any costs, losses, expenses (which include the expense of Trustee’s legal counsel) or liabilities which may be incurred therein or thereby.

(i)  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by acts of war or terrorism involving the United States, the United Kingdom or any member state of the European Union or any other national or international calamity or emergency (including natural disasters, acts of God or epidemics), it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(j)  The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless written notice thereof is received by the Trustee and such notice clearly references the Notes, the Company and this Indenture.

(k)  The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(l)  Whenever in the administration of this Indenture or the Notes the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part (as finally adjudicated in a non-appealable judgment of a court of competent jurisdiction), conclusively rely upon an Officer’s Certificate.

(m)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company and its Subsidiaries, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(n)  The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(o)  The Trustee may request that the Company delivers an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or the Notes.

(p)  Anything in this Indenture to the contrary notwithstanding, under no circumstances shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, loss of business, goodwill, opportunities or profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action and even if foreseeable.

(q)  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by one Officer of the Company.

(r)  The permissive rights of the Trustee under this Indenture and the other Note Documents shall not be construed as duties or obligations.

(s)  No provision of this Indenture shall require the Trustee to do anything which, in its opinion, based upon legal advice in the relevant jurisdiction, may be illegal or contrary to applicable law or regulation.

(t)  The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York.

(u)  The Trustee may retain professional advisors and counsel to assist it in performing its duties under this Indenture. The Trustee may consult with such professional advisors or with counsel, and the advice or opinion of such professional advisors or counsel with respect to legal or other matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or professional advisor.

(v)  The Trustee may assume without inquiry in the absence of written notification thereof that the Company is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(w)  The Trustee shall be entitled to rely conclusively on any Officer’s Certificate and Opinion of Counsel in formulating its opinion or in taking or not taking any action under this Indenture, and may rely on such Officer’s Certificate and Opinion of Counsel without the need for investigation or verification.

(x)  Subject to the provisions of Section 4.13 requiring the payment of Additional Amounts, the Trustee shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted.

(y)  The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect of any transfer, exchange, redemption, purchase or repurchase, as applicable, of interest in any Note.

(z)  Subject to the other provisions of this Indenture regarding actions of the Trustee, in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of the Notes, each representing less than a simple majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

Section 7.03  Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Company’s use of the proceeds from the sale of the Notes, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Company pursuant to the terms of this Indenture and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.04  Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.08. In addition, the Trustee shall be permitted to engage in transactions with the Company and its Affiliates and Subsidiaries; provided, however, that if the Trustee has actual knowledge that it has acquired any conflicting interest, the Trustee must eliminate such conflict within 90 days of the date it has actual knowledge of acquiring such conflict, or resign.

Section 7.05  Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee (or its nominee) shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or as expressly provided herein. The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 7.06  Compensation and Indemnity. The Company shall pay to the Trustee and Agents from time to time compensation for its acceptance of this Indenture and services hereunder and under the Notes as the Company and the Trustee and the Agents shall from time to time agree in writing. The Trustee’s and Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and each Agent promptly upon request for all reasonable disbursements, advances and expenses properly incurred or made by it, including, but not limited to, costs of collection, costs of preparing reports, certificates and other documents, costs of preparation and mailing of notices to Holders. Such expenses shall include the reasonable and properly incurred compensation and expenses, disbursements and advances of the agents, counsel, accountants and experts of the Trustee. The Company will pay to the Trustee compensation, fees and expenses in connection with the performance of any exceptional services. In the event of the occurrence of an Event of Default or the Trustee considering it expedient or necessary or being requested by the Company to undertake duties which the Trustee reasonably determines to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee, the Company shall pay to the Trustee such additional remuneration for such duties. The Company shall indemnify the Trustee, and each Agent and its directors, officers, employees and agents against any and all cost, loss, liability, damages, charges, claims or expense, including taxes (other than taxes based upon the income of the Trustee or Agent) (including reasonable attorneys’ and agents’ fees and expenses) incurred by it without willful misconduct or gross negligence, as determined by a final non-appealable order of a court of competent jurisdiction, on its part arising out of or in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under the Notes, including the costs and expenses of enforcing this Indenture (including this Section 7.06) and the Notes and of defending itself against any claims (whether asserted by any Holder, the Company, any other Person or otherwise) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee and Agents shall notify the Company promptly of any claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee or Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s cost and expense in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay the fees and expenses of such separate counsel if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense; provided, further, that, the Company shall be required to pay the reasonable and properly incurred fees and expenses of such counsel in evaluating such conflict.

To secure the Company’s payment obligations in this Section 7.06, the Trustee and each Agent shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee’s and Agents’ respective right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or Indebtedness of the Company.

The Company’s payment and indemnification obligations pursuant to this Section 7.06 shall survive the discharge or termination of this Indenture and any resignation, retirement or removal of any Agent or the Trustee under Section 7.09. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs fees, expenses or renders services after the occurrence of a Default specified in clause (h) or clause (i) of Section 6.01, the fees and expenses (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07  Notice of Defaults. If a Default or Event of Default occurs and is continuing of which a Responsible Officer has received written notification, the Trustee shall send electronically or by first class mail to each Holder at the address set forth in the Notes Register notice of the Default or Event of Default within 60 days after the Trustee is notified of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest, if any, on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

Section 7.08 Eligibility of Trustee. This Indenture shall at all times have a Trustee that is (x) an entity organized and doing business within the United Kingdom, the European Union or the United States, (y) an entity authorized to exercise corporate trustee power and (z) an entity that is generally recognized as a corporation which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the issuance of the Notes.

Section 7.09 Replacement of Trustee. The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing not less than 30 days prior to the effective date of such resignation. The Holders of a simple majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the removed Trustee in writing not less than 30 days prior to the effective date of such removal and may appoint a successor Trustee with the Company’s written consent, which consent will not be unreasonably withheld. The Company shall remove the Trustee if (a) the Trustee fails to comply with Section 7.08 hereof; (b) the Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Trustee or its property; or (d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee as described in the preceding paragraph, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall, at the cost and expense of the Company, promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee or the Holders of at least 10.0% in aggregate principal amount of the then outstanding Notes may petition, at the Company’s cost and expense, any court of competent jurisdiction for the appointment of a successor Trustee or (ii) the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office, provided that such appointment shall be satisfactory to the Company in its sole discretion.

If the Trustee fails to comply with Section 7.08, any Holder, who has been a bona fide holder of a Note for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.09, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee. The predecessor Trustee shall have no liability for any action or inaction of any successor Trustee.

Section 7.10 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

Section 7.11 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Article 8
Concerning the Holders

Section 8.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by any written direction, resolution, instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

Section 8.03 Who Are Deemed Absolute Owners. Subject to Section 2.06, the Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent, any Transfer Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar nor any Transfer Agent shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.

Section 8.04 When Notes Disregarded.

(a) Subject in each case to the provisions of Section 2.06, when determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

(b) Notwithstanding anything in this Indenture to the contrary, a Holder who received all or any portion of the Notes held by it at the time of any vote, notice or direction under Article 6 of this Indenture in violation of Section 2.06 shall not be entitled to participate in any such vote, notification or direction, and the entire aggregate principal amount of Notes held by such Holder or beneficial owner shall be disregarded for such purposes.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9

[Reserved]

Article 10
Supplemental Indentures

Section 10.01 Supplemental Indentures Without Consent of Holders. Notwithstanding Section 10.02, without the consent of any Holder, the Company and the Trustee may amend or supplement this Indenture and the Notes to:

(a) cure any ambiguity or to correct or supplement any provision contained in this Indenture or the Notes which may be defective or inconsistent with any other provision in this Indenture or the Notes;

(b) provide for the assumption by a Successor Company of the obligations of the Company under this Indenture or the Notes in accordance with Article 11;

(c) add guarantees with respect to the Notes;

(d) secure the Notes;

(e) increase the Conversion Rate of the Notes;

(f)   add to the covenants or Events of Default for the benefit of the Holders or make changes that would provide additional rights to Holders or surrender any right or power conferred upon the Company;

(g) make any change that does not adversely affect the rights of any Holder, as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors delivered to the Trustee;

(h) in connection with any Specified Corporate Event, provide that the Notes are convertible into Reference Property, subject to Section 14.02, and make certain related changes to the terms of this Indenture and the Notes to the extent expressly required by this Indenture;

(i) evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture as set forth in an Officer’s Certificate; or

(j) if applicable, comply with any requirement of the Commission relating to the qualification of this Indenture under the Trust Indenture Act (it being understood that on the date of issue this Indenture is not required to be qualified under the Trust Indenture Act).

Upon the written request of the Company, and subject to Section 10.05, the Trustee is hereby authorized to join with the Company in the execution of any such amendment, supplement or waiver, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any amendment, supplement or waiver that adversely affects the Trustee’s or the Agents’ own rights, liabilities, duties or immunities under this Indenture or otherwise.

Section 10.02 Supplemental Indentures with Consent of Holders. Except as provided above in Section 10.01 and below in this Section 10.02, the Company and the Trustee may from time to time and at any time amend or supplement this Indenture and the Notes with the consent (evidenced as provided in Article 8) of the Holders of at least a simple majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes); provided, however, that, without the consent of each Holder of an outstanding Note affected thereby, no such amendment shall:

(a) reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of any principal of, or interest on, any Note;

(c) reduce the principal of or extend the Maturity Date or any mandatory redemption date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Redemption Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)   make any Note payable in a money, or at a place of payment, other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of principal and any interest on such Holder’s Notes on or after due dates therefor or amend the contractual right expressly set forth in this Indenture or the Notes of any Holder to institute suit for the enforcement of any payment of principal (including the Redemption Price, if applicable) of, accrued and unpaid interest on, or the consideration due upon conversion of, such Holder’s Notes, on or after the respective due dates expressed or provided for in such Holder’s Notes or in this Indenture; or

(i) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions (including in Section 6.09).

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver adversely affects the Trustee’s or Agents’ own rights, liabilities, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or Agents (as applicable) may in its discretion, but shall not be obligated to, enter into such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of the Notes given in connection with a tender or exchange of such Holder’s Notes will not be rendered invalid by such tender or exchange.

Section 10.03 Effect of Amendment, Supplement and Waiver. Upon the execution of any amendment, supplement or waiver of this Indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment or supplement shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any amendment, supplement or waiver to this Indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such amendment, supplement or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05 Evidence of Compliance of Amendment, Supplement or Waiver to Be Furnished to Trustee. In addition to the documents required by Section 17.06, the Trustee shall receive and may rely on an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any amendment, supplement or waiver to this Indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture.

Article 11
Consolidation, Merger and Sale

Section 11.01 Company May Consolidate, Etc. on Certain Terms.

(a) The Company shall not consolidate with or merge with or into or otherwise combine with another Person unless:

(i) the Company is the surviving corporation or the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, Canada, any province of Canada, the European Economic Area, any member state of the European Economic Area, Switzerland, the United Kingdom, Japan or Australia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and this Indenture; and

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

(b) Upon any such consolidation, merger or combination and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the Notes to be performed by the Company, such Successor Company (if not the Company) shall succeed to, and may exercise every right and power of and be substituted for, the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the Notes and this Indenture. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger or combination, upon compliance with this Article 11, the Person named as the “Company” in the first paragraph of this Indenture shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

Section 11.02 Opinion of Counsel and Officer’s Certificate to be Given to Trustee. The Company shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or combination complies with the requirements of this Indenture.

Article 12
Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment or delivery of consideration due upon conversion of, any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any of its successor corporations or other entities, either directly or through the Company or any of its successor corporations or other entities, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes. By accepting a Note, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the Notes.

Article 13
[Reserved]

Article 14
Conversion of Notes

Section 14.01 Conversion Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at any time prior to the Close of Business on the second Business Day immediately preceding the Maturity Date, at such Holder’s option, to convert all or any portion (if the portion to be converted is €1,000,000 principal amount or an integral multiple of €500,000 in excess thereof) of such Note and the Company shall settle such conversion pursuant to the settlement provisions of Section 14.02 (the “Conversion Obligation”).

Section 14.02 Conversion Procedure; Settlement Upon Conversion.

(a)

(i) To convert any Note, the Holder must:

(1) complete, sign (by manual, electronic or facsimile signature) and deliver an irrevocable notice to the Trustee (with a copy to the Company, the Calculation Agent and the Conversion Agent), as set forth in the Form of Notice of Conversion (or a facsimile or delivery by electronic mail of a pdf thereof) (a “Notice of Conversion”), and all of the Notes with respect to which such Holder wishes to exercise its conversion rights pursuant to Section 14.01; provided that it shall only be a requirement for the conversion of any Note under this Indenture that the Notice of Conversion has been received by the Trustee;

(2) if required, furnish appropriate endorsements and transfer documents;

(3) if required, pay funds equal to all documentary, stamp or similar issue or transfer tax owed as set forth in Section 14.02(e) and Section 14.02(f); and

(4) if required, pay funds equal to any interest payable on the next Interest Payment Date as set forth in Section 14.02(g).

In addition, a processing fee of €1,000 to receive and onward-process any Notices of Conversion shall be paid by the Company to the Trustee substantially concurrently with the steps set forth in this sub-clause (i).

(ii) Following receipt of the Notice of Conversion as set forth in Section 14.02(b)(i) above, the Trustee shall (1) update the Note Registrar to reduce the aggregate outstanding principal amount of the Notes by the aggregate principal amount of Notes so converted and (2) transmit such Notice of Conversion to the Calculation Agent (with a copy to the Company) at the email address set forth in Section 17.03, specifying the applicable Conversion Date.

(iii)   Following receipt of the Notice of Conversion, the Calculation Agent shall:

(1) calculate the Settlement Amount as set forth in Section 14.02(b) below;

(2) complete Annex A to the Notice of Conversion;

(3) transmit the completed Notice of Conversion to the Conversion Agent at [Address]; and

(4) notify the Company, the Trustee and the Conversion Agent of (x) such Settlement Amount and (y) if applicable, the amount of cash payable in lieu of fractional shares of Common Stock pursuant to Section 14.02(c).

(iv) Once notified by the Calculation Agent, the Trustee shall communicate the Settlement Amount (as well as the amount of any cash payable in lieu of any fractional share of Common Stock, if any) to the relevant Holder. For the avoidance of doubt, the Trustee shall not have any responsibility for the calculation of the Settlement Amount or any such determination.

(v) Upon receipt from the Calculation Agent of the completed Notice of Conversion pursuant to Section 14.02(a)(iii)(3), the Conversion Agent shall confirm to the Company as soon as reasonably practicable (but in any event no later than two (2) Business Days from receipt thereof) receipt of the Notice of Conversion by submitting an agent notice substantially in the form set forth in Attachment 3 hereto (the “Agent Notice”).

(b) Subject to this Section 14.02 and Section 14.07(a), following receipt of the Agent Notice, the Company shall deliver to the converting Holder, in full satisfaction of its Conversion Obligation, shares of the Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 14.02(c), as set forth in this Section 14.02(b).

(i) The shares of Common Stock (together with cash in lieu of any fractional share of Common Stock in accordance with Section 14.02(c)) deliverable in respect of any Notes surrendered for conversion (such shares of Common Stock and cash, together, the “Settlement Amount”) and deliverable by the Company (subject to any Exchange Election) shall be determined by the Calculation Agent as, in respect of each €1,000 principal amount of Notes being surrendered for conversion (subject to a minimum aggregate principal amount of €1,000,000 being surrendered for conversion), subject to Section 14.02(b)(ii), as a number of shares of Common Stock equal to (A) the product (rounded to nearest whole multiple of 0.0001 (with 0.00005 being rounded upward) of a share of Common Stock) of (x) the Conversion Rate in effect at the Close of Business on the Conversion Date and (y) the Foreign Exchange Rate (as if converting Euros to United States dollars) on such Conversion Date, or (B) if the Maximum Rate applies in respect of such conversion, the Maximum Rate, plus, in each case, cash in lieu of any fractional share of Common Stock in accordance with Section 14.02(c).

(ii) If more than one Note shall be surrendered for conversion pursuant to any one Notice of Conversion, the Settlement Amount with respect to such conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(c) The Company shall not issue any fractional share of Common Stock upon conversion (or exchange pursuant to 14.02(i)) of the Notes and shall instead pay cash in Euros in lieu of any fractional share of Common Stock deliverable upon conversion (or exchange) in an amount calculated by the Calculation Agent and equal to the product (rounded to the nearest whole multiple of €0.01 (with €0.005 being rounded upward)) of (i) Daily VWAP of the Common Stock on the relevant Conversion Date, (ii) by the Foreign Exchange Rate (as if converting US dollars to Euros) on such Conversion Date and (iii) the relevant fraction of a share of Common Stock. To the extent that any cash is payable pursuant to this Section 14.02(c), the Settlement Amount in respect of the relevant conversion (or exchange) shall (in accordance with the definition thereof) include such cash, it being understood that other than as set forth in Section 14.02(h) below with respect to cash interest payments, no other cash shall be due and payable to any Holder pursuant to this Article 14 in connection with such Holder’s conversion (or exchange) of its Notes.

(d)

(i) A Note shall be deemed to have been converted on the date on which a Notice of Conversion has been received by the Trustee in compliance with the requirements set forth in Section 14.02(a) above (the “Conversion Date”), which shall be conclusively determined by the Trustee.

(ii) Subject to Section 14.07(a), the Company shall deliver the Settlement Amount due in respect of the Conversion Obligation as quickly as possible following the Conversion Date and in no event later than the fifth (5th) Business Day immediately following the relevant Conversion Date.

(iii)   If any shares of Common Stock are due to converting Holders, the Company shall, upon receipt of the Agent Notice, issue the required number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation and register them in its uncertificated share register (Wertrechtebuch), with the respective Holder as specified in the Notice of Conversion being recorded as initial holder of such shares of Common Stock. The Company shall provide a copy of its uncertificated share register (Wertrechtebuch) so amended to the Conversion Agent. Upon registration in the Company’s uncertificated share register (Wertrechtebuch) of the required number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation, the Company shall deliver a copy of its uncertificated share register (Wertrechtebuch) to its share register, Computershare Limited, and cause Computershare Limited to deliver the required number of shares of Common Stock to the Holder’s account stated in the Conversion Notice.

(e) In case any Notes shall be surrendered for partial conversion, in €1,000,000 principal amount or an integral multiple of €500,000 in excess thereof, the Company shall execute and the Trustee (or an authenticating agent appointed by the Trustee) shall authenticate and deliver to or upon the written order of the Holder so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(f)   If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion of such Note, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company may refuse to deliver the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. For the avoidance of doubt, the Calculation Agent shall not be responsible for determining the amount of such sum (or any component thereof) as described in the immediately preceding sentence.

(g) Upon conversion of a Note, the converting Holder shall not receive any separate cash payment representing accrued and unpaid interest except as set forth in the paragraph below. The Company’s payment or delivery, as the case may be, of the Settlement Amount upon conversion of any Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited.

Notwithstanding anything in this Article 14 to the contrary, if Notes are converted after the Close of Business on a Regular Record Date, Holders of such Notes at the Close of Business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period after the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made:

(i) if the Notes are surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date;

(ii) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or

(iii)   to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date or a Redemption Date shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Regular Record Date.

(h) The Person in whose name any shares of Common Stock delivered upon conversion is registered shall become the holder of record of such shares as of the Close of Business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion; provided that (a) the converting Holder shall have the right to receive the Settlement Amount due upon conversion and (b) in the case of a conversion between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the Close of Business on such Regular Record Date shall have the right to receive the interest payable on such Interest Payment Date, in accordance with Section 14.02(g).

(i) Upon surrender by a Holder of its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the Business Day immediately following the relevant Conversion Date, such Notes to a financial institution designated by the Company (the “Designated Financial Institution”) for exchange in lieu of conversion by the Company. In order to accept any Notes surrendered to the Company for conversion, the Designated Financial Institution must agree to timely deliver, in exchange for such Notes, the relevant Settlement Amount that would otherwise be deliverable by the Company upon conversion, all as provided in Section 14.02(b). If the Company makes an Exchange Election, the Company shall, by the Close of Business on the Business Day immediately following the relevant Conversion Date, notify in writing the Holder surrendering Notes for conversion and the Trustee that the Company has made an Exchange Election and shall notify the Designated Financial Institution of the relevant deadline for delivery of the relevant Settlement Amount.

If the Designated Financial Institution accepts any such Notes, it will deliver the relevant Settlement Amount, and the Conversion Agent shall deliver such Settlement Amount to such Holder as soon as possible following the Conversion Date and in no event later than the fifth Business Day following the relevant Conversion Date. Any Notes exchanged by the Designated Financial Institution shall remain outstanding. If the Designated Financial Institution agrees to accept any Notes for exchange but does not timely deliver the related Settlement Amount, or if such Designated Financial Institution does not accept the Notes for exchange, the Company shall convert the Notes and deliver the relevant Settlement Amount as described in Section 14.02.

The Company’s designation of a Designated Financial Institution does not require such Designated Financial Institution to accept any Notes. The Company may, but shall not be obligated to, enter into a separate agreement with any Designated Financial Institution that would compensate it for any such transaction.

Section 14.03 [Reserved]

Section 14.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time if any of the following events occurs, except that no adjustment shall be made to the Conversion Rate if each Holder of a Note shall be entitled to participate (other than in the case of a share split or share combination as referred to in Section 14.04(a) or a share repurchase as referred to Section 14.04(e), and other than in the case of a transaction of the type described in Section 14.04(e) or 14.04(f)), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if such Holder held, in respect of each €500,000 principal amount thereof, a number of shares of Common Stock equal to the product (rounded down to the nearest whole multiple of one Share) of (A) 500, and (B) either (i) the Conversion Rate in effect on the relevant Ex-Dividend Date multiplied by the Foreign Exchange Rate (as if converting Euros to United States dollars) on such date, or (ii) if the Maximum Rate would apply to any conversion of Notes the Conversion Date of which would fall on such Ex-Dividend Date, the Maximum Rate that would apply to such conversion.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution to all or substantially all holders of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect at the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective at the Open of Business on the Ex-Dividend Date for such dividend or distribution, or at the Open of Business on the effective date for such share split or share combination, as applicable. If the Ex-Dividend Date for any dividend or distribution of the type described in this Section 14.04(a) (and an adjustment to the Conversion Rate pursuant thereto) occurs but such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted, effective as of the Close of Business on the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would be in effect at such time had the relevant adjustment to the Conversion Rate pursuant to this Section 14.04(a) not occurred. The “effective date,” with respect to a share split or share combination, means the first date on which shares of Common Stock trade on the applicable exchange or on the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a shareholder rights plan or rights agreement) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share of Common Stock payable to exercise rights, options or warrants that is less than the average of the Daily VWAPs of the Common Stock on each Trading Day in the period of 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the first date of announcement of the terms of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect at the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Daily VWAPs of the Common Stock on each Trading Day in the period of 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the first date of announcement of the terms of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made whenever any such rights, options or warrants are issued and shall become effective at the Open of Business on the Ex-Dividend Date for such issuance. If the Ex-Dividend Date for an issuance of rights, options or warrants of the type described in this Section 14.04(b) (and an increase to the Conversion Rate pursuant thereto) occurs but and to the extent that shares of Common Stock are not delivered after the exercise or expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate shall be decreased, effective as of the Close of Business on the date of such expiration, to the Conversion Rate that would be in effect at such time had the increase (if any) with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If the Ex-Dividend Date for an issuance of rights, options or warrants of the type described in this Section 14.04(b) (and an increase to the Conversion Rate pursuant thereto) occurs but no such rights, options or warrants are so issued, the Conversion Rate shall be decreased, effective as of the Close of Business on the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would be in effect at such time had the relevant increase in the Conversion Rate pursuant to this Section 14.04(b) not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at a price per share of Common Stock payable to exercise rights, options or warrant that is less than such average of the Daily VWAPs of the Common Stock on each Trading Day in the period of 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the first date of announcement of the terms of such issuance, and in determining the aggregate price payable to exercise rights, options or warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors, and if not expressed in Dollars, converted to Dollars at the Foreign Exchange Rate on the first date of announcement of the terms of such issuance.

(c) (A) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i) dividends, distributions or issuances of rights, options or warrants for which an adjustment is required (or would be required without regard to 14.04(h)) pursuant to Section 14.04(a) or Section 14.04(b);

(ii) rights issued under a stockholder rights plan or rights agreement (except as set forth in this Section 14.04(c));

(iii)   dividends or distributions paid exclusively in cash for which an adjustment is required (or would be required without regard to 14.04(h)) pursuant to Section 14.04(d);

(iv) any dividends and distributions pursuant to a Specified Corporate Event described in Section 14.07; and

(v) Spin-Offs as to which the provisions set forth in this Section 14.04(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect at the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Daily VWAPs of the Common Stock on each Trading Day in the period of 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property so distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under this Section 14.04(c)(A) above shall become effective at the Open of Business on the Ex-Dividend Date for such distribution. If the Ex-Dividend Date for a distribution of the type described in this Section 14.04(c)(A) (and an adjustment to the Conversion Rate pursuant thereto) occurs but such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the Close of Business on the date the Board of Directors determines not to pay or make such distribution, to be the Conversion Rate that would be in effect had the relevant increase in the Conversion Rate pursuant to this Section 14.04(c)(A) not occurred.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each €500,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the product (rounded down to the nearest whole multiple of one share of Common Stock) of (A) 500, and (B) either (i) the Conversion Rate in effect on the Ex-Dividend Date for the distribution multiplied by the Foreign Exchange Rate (as if converting Euros to United States dollars) on such date, or (ii) if the Maximum Rate would apply to any conversion of Notes the Conversion Date of which would fall on such Ex-Dividend Date, the Maximum Rate that would apply to such conversion.

(B) If the Company distributes shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (excluding any dividends and distributions pursuant to a Specified Corporate Event described in Section 14.07), that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Valuation Trading Day of the Valuation Period;

CR1	=	the Conversion Rate in effect at the Close of Business on the last Valuation Trading Day of the Valuation Period;

FMV0	=	the average of the Daily VWAPs of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock on each Trading Day (for both the shares of Common Stock and the Capital Stock, a “Valuation Trading Day”) in the period of 10 consecutive Valuation Trading Days beginning on, and including, the Ex-Dividend Date of the Spin-Off (or, if such Ex-Dividend Date is not a Valuation Trading Day, the immediately following Valuation Trading Day) (the “Valuation Period”); and

MP0	=	the average of the Daily VWAPs of the Common Stock on each Valuation Trading Day in the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the Close of Business on the last Valuation Trading Day of the Valuation Period; provided that, if the Conversion Date of a Note occurs during the Valuation Period (other than the last Valuation Trading Day), the Conversion Rate (solely for the purposes of such conversion) shall be determined as provided in the preceding paragraph except that the references to “10” shall be deemed replaced with such lesser number of Valuation Trading Days as are included in the period from, and including, the first Valuation Trading Day to, and including, the Conversion Date. If the Ex-Dividend Date for a Spin-Off (and an adjustment to the Conversion Rate pursuant to this Section 14.04(c)(B)) occurs but such Spin-Off is not consummated, the Conversion Rate shall be decreased to be the Conversion Rate that would be in effect had such the relevant increase pursuant to this Section 14.04(c)(B) not occurred, effective as of the Close of Business on the date the Board of Directors determines not to consummate such Spin-Off.

(C) For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i)	are deemed to be transferred with such shares of the Common Stock;

(ii)	are not exercisable; and

(iii)	are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c)(A). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c)(A) was made:

(A) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase the Conversion Rate shall, effective as of the Close of Business on the date on which such redemption or purchase is made, (x) be readjusted, to the Conversion Rate that would be in effect at such time if such rights, options or warrants had not been issued and (y) again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price (if other than cash, in an amount to be determined by the Board of Directors) received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock on the date of such redemption or purchase, and

(B) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted, effective as of the Close of Business on the date on which such rights, options or warrants that shall have so expired or been terminated, to the Conversion Rate that would be in effect at such time if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:

(i) a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(ii) a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then:

(A) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made; and

(B) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect at the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Daily VWAP of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=

the amount in cash per share of Common Stock (if not expressed in Dollars, converted to Dollars at the Foreign Exchange Rate on the Ex-Dividend Date for such dividend or distribution) the Company distributes to all or substantially all holders of the Common Stock.

Any increase made pursuant to this Section 14.04(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If the Ex-Dividend Date for a dividend or distribution of the type described in this Section 14.04(d) (and an adjustment to the Conversion Rate pursuant thereto) occurs but such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the Close of Business on the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would be in effect at such time had the relevant increase in the Conversion Rate pursuant to this Section 14.04(d) not occurred.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each €500,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the product (rounded down to the nearest whole multiple of one Share) of (A) 500, and (B) either (i) the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution multiplied by the Foreign Exchange Rate (as if converting Euros to United States dollars), or (ii) if the Maximum Rate would apply to any conversion of Notes the Conversion Date of which would fall on such Ex-Dividend Date, the Maximum Rate that would apply to such conversion.

(e) If the Company or any of its Subsidiaries repurchases shares of the Common Stock (other than repurchases that result from (i) the net settlement of options, restricted stock or restricted stock units pursuant to a management incentive plan or (ii) the issuance of cash in lieu of fractional shares upon the exercise of options, warrants or other convertible securities or (iii) pursuant to any transaction of the type described in Section 14.04(c) (including without limitation Distributed Property comprising put options in respect of the shares of Common Stock)), and the weighted average value of the consideration (if other than cash, in an amount to be determined in good faith by the Board of Directors) (if not expressed in Dollars, converted to Dollars at the Foreign Exchange Rate on the Share Repurchase Date) included in the payment per share of the Common Stock (before expenses) in respect of such repurchase (the “Weighted Average Repurchase Price Per Share” on the relevant Share Repurchase Date) on any given day (a “Share Repurchase Date”) exceeds the average of the Daily VWAPs of the Common Stock on each Trading Day in the period of 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Share Repurchase Date, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Share Repurchase Date;

CR1	=	the Conversion Rate in effect at the Close of Business on the Share Repurchase Date;

SP0	=

the average of the Daily VWAPs of the Common Stock on each Trading Day in the period of 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Share Repurchase Date.

C	=

(i) the product of (a) the Weighted Average Repurchase Price Per Share on the Share Repurchase Date minus “SP0” and (b) the number of shares of Common Stock so repurchased on such Share Repurchase Date, divided by (ii) the number of shares of Common Stock outstanding immediately prior to the Close of Business (excluding the number of shares of Common Stock so repurchased) on such Share Repurchase Date.

For purposes of this Section 14.04(e), the Share Repurchase Date shall be deemed to be the date on which the terms of such repurchase are binding, and not the date on which the consideration included in the payment per share of the Common Stock is actually paid or otherwise made available.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the Close of Business on the Share Repurchase Date. If a Share Repurchase Date in respect of a repurchase of the type described in this Section 14.04(e) (and an adjustment to the Conversion Rate pursuant thereto) occurs but such repurchase is rescinded or otherwise not consummated, the Conversion Rate shall be decreased, effective as of the Close of Business on the date on which such repurchase is rescinded or determined not to be consummated, to the Conversion Rate that would be in effect at such time had the relevant increase in the Conversion Rate pursuant to this Section 14.04(e) not occurred.

(f)   If the Company issues or sells:

(i) Shares of Common Stock (other than pursuant to any transaction of the type described in Section 14.04(a), 14.04(b) or 14.04(c) or pursuant to any management incentive plan or pursuant to the conversion of the Notes in accordance with the terms of this Indenture or pursuant to the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or rights to otherwise acquire, shares of Common Stock); or

(ii) any options, warrants or other rights to subscribe for or purchase or otherwise acquire shares of Common Stock, or securities with rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, shares of Common Stock (other than pursuant to any transaction of the type described in Section 14.04(a), 14.04(b) or 14.04(c) or pursuant to any management incentive plan), and, in each case, the value of the consideration per share of Common Stock ((x) (in the case of (i) above) if other than cash or (in the case of (ii) above) in an amount determined by the Company in good faith (in the case of (ii) above, such consideration being determined as at the Terms Fixing Date, assuming for this purpose that the relevant instruments options, warrants or other rights to subscribe for or purchase or otherwise acquire shares of Common Stock, or as the case may be, rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, shares of Common Stock, are exercised on the Terms Fixing Date), and (y) if not expressed in Dollars, converted to Dollars at the Foreign Exchange Rate on the Terms Fixing Date), in the case of (i) above, so issued, or, in the case of (ii) above, to be so issued or otherwise made available upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, or, as the case may be, conversion or exchange of such securities or upon the exercise of such right of subscription, purchase or acquisition attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate, is less than either (A) the average of the Daily VWAPs of the Common Stock on each Trading Day in the period of 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date on which the terms of such issuance or sale are determined (the “Terms Fixing Date” in respect such issuance or sale) or (B) the Conversion Price on the date immediately preceding the Terms Fixing Date, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Terms Fixing Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Terms Fixing Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Terms Fixing Date;

X	=	(in the case of (i) above) the total number of shares of Common Stock issued or sold in such transaction, or (in the case of (ii) above) the maximum total number of shares of Common Stock to be issued or otherwise made available upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, or, as the case may be, conversion or exchange of such securities or upon the exercise of such right of subscription, purchase or acquisition attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate; and

Y	=	the number of shares of Common Stock equal to (i) the aggregate consideration (if other than cash, in an amount to be determined in good faith by the Company) (I) (in the case of (i) above) paid to purchase such shares or (II) (in the case of (ii) above) receivable for the shares of Common Stock to be issued or otherwise made available upon the exercise of any such options, warrants or rights, or, as the case may be, upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such securities (in each case, if not expressed in Dollars, converted to Dollars at the Foreign Exchange Rate on the Terms Fixing Date), divided by (ii) (A) in the case of issuances or sales at less than the average of the Daily VWAPs of Common Stock on each Trading Day in the period of 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Terms Fixing Date, the average of the Daily VWAPs of the Common Stock on each Trading Day in the period of 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Terms Fixing Date and (B) in the case of issuances or sales at less than the Conversion Price immediately preceding such issuance or sale (but higher than the average of the Daily VWAPs of the Common Stock on each Trading Day in the period of 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Terms Fixing Date), the Conversion Price on the date immediately preceding the Terms Fixing Date.

Any increase made under this Section 14.04(f) shall occur at the Close of Business on the Terms Fixing Date. If a Terms Fixing Date in respect of an issuance or sale of the type described in this Section 14.04(f) (and an adjustment to the Conversion Rate pursuant thereto) occurs but such issuance or sale is rescinded or otherwise not consummated, the Conversion Rate shall be decreased, effective as of the Close of Business on the date on which such issuance or sale is rescinded or determined not to be consummated, to the Conversion Rate that would be in effect at such time had the relevant increase in the Conversion Rate to this Section 14.04(f) not occurred.

(g) Notwithstanding anything to the contrary in this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date (if any) and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(h) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h) All calculations and other determinations under this Article 14 shall be made by the Calculation Agent (unless otherwise specified) and all adjustments to the Conversion Rate shall be made to the nearest whole multiple of 0.0001 (with 0.00005 being rounded upward) of a share of Common Stock. Notwithstanding anything in this Article 14 to the contrary, no adjustment shall be required to be made to the Conversion Rate unless the adjustment would result in an increase or decrease of at least 1.0% of the applicable Conversion Rate (any such adjustment, a “Carried-Forward Adjustment”). However, any Carried-Forward Adjustments will be taken into account in any subsequent adjustment, and such Carried-Forward Adjustments shall be made in respect of any Note surrendered for conversion, regardless of whether the aggregate amount of such Carried-Forward Adjustments is less than 1% on the Conversion Date for such conversion.

(i) In addition, for the purpose of determining (i) whether any Holder shall be entitled to participate at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in Section 14.04, as if such Holder held, in respect of each €500,000 principal amount of Notes, a number of shares of Common Stock to be determined in accordance with the first paragraph of Section 14.04, or (ii) the amount and kind of Distributed Property that a Holder would have received if such Holder had, in respect of each €500,000 principal amount of Notes, owned a number of shares of Common Stock to be determined in accordance with the final paragraph of Section 14.04(c)(A), or (iii) the amount of cash that a Holder would have received if such Holder had, in respect of each €500,000 principal amount of Notes, owned a number of shares of Common Stock to be determined in accordance with the final paragraph of Section 14.04(d), the Calculation Agent shall account for such adjustments to the Conversion Rate that have not yet been made pursuant to the immediately preceding paragraph.

(j) In addition to those adjustments required by clauses (a), (b), (c), (d), (e) and (f) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of the Relevant Stock Exchange for the Common Stock, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of the Relevant Stock Exchange for the Common Stock, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Trustee, the Calculation Agent, the Conversion Agent and the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(k) Whenever the Conversion Rate (and consequently the Redemption Share Price Trigger) is adjusted as herein provided, the Company shall prepare a notice of such adjustment of the Conversion Rate (and Redemption Share Price Trigger) setting forth the adjusted Conversion Rate (and Redemption Share Price Trigger) and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Conversion Rate (and Redemption Share Price Trigger) to the Trustee, the Conversion Agent, and each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m) The Conversion Rate shall not be adjusted except as stated in this Indenture. In addition, notwithstanding anything to the contrary in this Article 14 and for the avoidance of doubt, the Conversion Rate shall not be adjusted as a result of any of the following:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)   upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the Issue Date;

(iv) solely for a change in the par value of the Common Stock;

(v) for accrued and unpaid interest;

(vi) upon (A) the exercise of any SPAC Warrants pursuant to their terms and any issuance, sale, delivery, transfer or other disposition of Common Equity of the Company (including “treasury shares”) as a result in accordance with the terms of such SPAC Warrants, (B) any redemption or repurchase of SPAC Warrants (in accordance with their terms or otherwise (provided that the redemption or repurchase price is equal to or lower than the lowest then-applicable redemption or repurchase price of the SPAC Warrants as set forth in the redemption table relating to such SPAC Warrants)) and (C) any sale, delivery, transfer or other disposition of “treasury shares” to participants in the Company’s employee benefit plan in accordance with the terms of such employee benefit plan;

(vii) the issuance, sale, delivery, transfer or other disposition of Common Equity of the Company on the Issue Date pursuant to the Business Combination Transactions;

(viii) the conversion (howsoever defined or described) of class A shares of the Company into class B shares of the Company pursuant to the Company’s organizational documents; and

(ix) the issuance, sale, delivery or transfer of shares of Common Stock upon the exercise of any rights of conversion into (or exchange or subscription for or purchase of) or rights to otherwise acquire shares of Common Stock where the original issuance, sale, distribution, grant, delivery or transfer (as applicable) of such rights occurs after the Issue Date and constitutes a transaction of the type described in Sections 14.04(a) through (e) or sub-paragraph (ii) of Section 14.04(f) regardless of whether or not, having given effect to the relevant provisions of Sections 14.04(a) through (f) and Section 14.04(h) (as applicable), an adjustment to the Conversion Rate was made in respect of the original issuance, sale, distribution, grant, delivery or transfer (as applicable) of such rights.

Section 14.05 Adjustments of Prices. Whenever any provision of this Indenture requires the Calculation Agent to calculate or observe the Daily VWAP over a span of multiple days, the Calculation Agent shall make appropriate adjustments, in good faith, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or expiration date of the event occurs, at any time during the period when the Daily VWAP is to be calculated.

Section 14.06 Shares to Be Fully Reserved. The Company shall reserve, on or prior to the date of this Indenture, and from time to time as may be necessary, out of its authorized but unissued shares, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

Section 14.07 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination);

(ii) any consolidation, merger or other combination involving the Company; or

(iii)   any sale, lease or other transfer or disposition to a third party of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole; or

(iv) any statutory share exchange, in each case, as a result of which the Common Stock would be converted into, or exchanged for stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Corporate Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property” and the amount of Reference Property that a holder of one share of the Common Stock immediately prior to such Specified Corporate Event would have been entitled to receive upon the occurrence of such Specified Corporate Event, a “Unit of Reference Property”), then the Company, or the successor or purchasing corporation, as the case may be, will execute with the Trustee, without the consent of the Holders, a supplemental indenture providing that, at and after the effective time of the Specified Corporate Event, the right to convert each €1,000 principal amount of Notes (subject to a minimum aggregate principal amount of €1,000,000 being converted) will be changed into a right to convert such principal amount of Notes into the kind and amount of Reference Property that a holder of a number of shares of the Common Stock equal to the Conversion Rate immediately prior to such Specified Corporate Event would have been entitled to receive upon such Specified Corporate Event; provided, however, that at and after the effective time of such Specified Corporate Event: (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the Units of Reference Property that a holder of that number of shares of Common Stock would have received in such Specified Corporate Event and (III) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property; provided, however, that if the holders of Common Stock receive only cash in such Specified Corporate Event, then for all conversions that occur after the effective date of such Specified Corporate Event (x) the consideration due upon conversion of each €1,000 principal aggregate amount of Notes (subject to a minimum aggregate principal amount of €1,000,000 being converted) shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of Common Stock in such Specified Corporate Event and (y) the Company shall satisfy the Conversion Obligation by paying such cash to the converting Holder on the second Business Day immediately following the Conversion Date.

If the Specified Corporate Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Notes shall be convertible shall be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock. The Company shall notify, in writing, the Holders, the Trustee and the Conversion Agent of the weighted average of the types and amounts of consideration received by the holders of Common Stock as soon as practicable after such determination.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If the Reference Property in respect of any such Specified Corporate Event includes shares of stock, other securities or other property or assets (including any combination thereof) of an entity other than the Company or the successor or purchasing corporation, as the case may be, in such Specified Corporate Event, then such other entity, if it is a party to such Specified Corporate Event, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the obligation of the Company to redeem the Notes upon a Fundamental Change in accordance with Article 16, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) In the event the Company shall execute a supplemental indenture pursuant to Section 14.07(a), the Company shall furnish to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other assets (including any combination thereof) that will comprise the Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) If the Notes become convertible into Reference Property, the Company shall notify the Trustee and issue a press release containing the relevant information, disclose the relevant information in a Current Report on Form 8-K or post such information on the Company’s website.

(d) The Company shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into shares of Common Stock as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Specified Corporate Event.

(e) [Reserved].

(f)   The above provisions of this Section shall similarly apply to successive Specified Corporate Events.

Section 14.08 Certain Covenants.

(a) The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be duly authorized, fully paid and non-assessable and free from all preemptive or similar rights of any securityholder of the Company and, except for any taxes payable by the Company or a Holder, as the case may be, pursuant to Section 14.02(e) and Section 14.02(f), free from all documentary, stamp or similar issue or transfer taxes, liens and charges as the result of any action by the Company.

(b) The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09 Responsibility of Trustee. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee make no representations with respect thereto. The Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, the Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to furnish to with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The parties hereto agree that all notices to the Trustee under this Article 14 shall be in writing or as otherwise provided herein.

Section 14.10 Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b) Specified Corporate Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries; then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be furnished to the Trustee, the Calculation Agent and the Conversion Agent and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Specified Corporate Event, or any dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Specified Corporate Event, dissolution, liquidation or winding-up; provided, however, that if on such date, the Company does not have knowledge of such event or the adjusted Conversion Rate cannot be calculated, the Company shall deliver such notice as promptly as practicable upon obtaining knowledge of such event or information sufficient to make such calculation, as the case may be, and in no event later than the effective date of such adjustment. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Specified Corporate Event, dissolution, liquidation or winding-up.

Section 14.11 Stockholder Rights Plans. If the Company has a stockholder rights plan or rights agreement in effect upon conversion of the Notes into Common Stock, Holders that convert their Notes shall receive, in addition to the Settlement Amount deliverable in connection with such conversion, the appropriate number of rights under the stockholder rights plan or rights agreement, if any, and any certificate representing the share of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan or rights agreement, as the same may be amended from time to time. However, if prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan or rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of shares of Common Stock, Distributed Property pursuant to Section 14.04(c)(A), subject to readjustment in the event of the expiration, termination or redemption of such rights pursuant to 14.04(c)(C).

Article 15
[Reserved]

Article 16
Optional and Mandatory Redemption

Section 16.01 Redemptions of the Notes.

(a) Right to Redeem the Notes During the First Year. Subject to the terms of this Section 16.01, the Company has the right, at its election, to redeem all, or any portion of, the Notes equal to €1,000,000 or in integral multiples of €500,000 in excess thereof (provided that Notes of €1,000,000 or less may only be redeemed in whole and not in part), at any time and from time to time, on a Redemption Date on or before the first anniversary of the Issue Date, for a cash purchase price equal to the Par Redemption Price.

(b) Right to Redeem the Notes Following the First Year. Subject to the terms of this Section 16.01, the Company has the right, at its election, to redeem all, or any portion of, the Notes equal to €1,000,000 or in integral multiples of €500,000 in excess thereof (provided that Notes of €1,000,000 or less may only be redeemed in whole and not in part), at any time and from time to time, on a Redemption Date after the first anniversary of the Issue Date, for a cash purchase price equal to the Make-Whole Redemption Price.

(c) Right to Redeem the Notes Based on the Price of the Common Stock. Subject to the terms of this Section 16.01, the Company has the right, at its election, to redeem all, or any portion of, the Notes equal to €1,000,000 or in integral multiples of €500,000 in excess thereof (provided that Notes of €1,000,000 or less may only be redeemed in whole and not in part), at any time and from time to time, on a Redemption Date before the Maturity Date, for a cash purchase price equal to the Par Redemption Price, but only if, on each of at least twenty (20) Qualifying Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such redemption, the Daily VWAP per share of Common Stock on such Qualifying Trading Day exceeds the Redemption Share Price Trigger in effect at the Close of Business on such Qualifying Trading Day, as verified by the Calculation Agent upon request of the Company.

(d) Partial Mandatory Redemption on the First Anniversary of the Issue Date. Subject to the terms of this Section 16.01, the Company shall be required to redeem €96,750,000 in aggregate principal amount of the Notes (or, if the outstanding amount of Notes at such time is less than such amount, all of the Notes) on the first anniversary of the Issue Date, for a cash purchase price equal to the Par Redemption Price.

(e) Mandatory Redemption upon a Fundamental Change. Subject to the terms of this Section 16.01, upon the occurrence of a Fundamental Change, the Company shall be required to redeem all of the outstanding Notes on the Redemption Date set forth in Section 16.01(g) below at the Redemption Price determined in accordance with Section 16.01(h) below.

(f)   Redemption for Tax Reasons. Subject to the terms of this Section 16.01, the Company may redeem the Notes at any time after the Issue Date and prior to the Maturity Date, in whole, but not in part only, at the Redemption Price determined in accordance with Section 16.01(h) below, on the date determined by the Company for early redemption, if:

(i) as a result of any change in, or amendment to, the tax laws, regulations or rulings of Switzerland or any political subdivision or taxing authority thereof or any change in an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of Switzerland) that is announced or becomes effective on or after the Issue Date, the Company has or will become obligated to pay Additional Amounts with respect to the Notes as provided in Section 4.13 and the Company, in its business judgment, determines that such obligations cannot be avoided by the use of reasonable measures available to it; or

(ii) on or after the Issue Date, any action is taken by a taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Switzerland, including any of those actions specified above, whether or not such action was taken or decision was rendered with respect to the Company, or any change, amendment, application or interpretation is officially proposed, which, in any such case, will result in a material probability that the Company will become obligated to pay Additional Amounts as provided in Section 4.13, and the Company, in its business judgment, determines that such obligations cannot be avoided by the use of reasonable measures available to it.

If the Company exercises its option to redeem the Notes, the Company will deliver to the Trustee a certificate signed by an authorized officer stating that it is entitled to redeem the Notes and an opinion of independent tax counsel of recognized national standing in Switzerland to the effect that the circumstances described above exist, except that no opinion will be required with reference to the Company’s determination that the obligations cannot be avoided by the use of reasonable measures available to it.

(g) Redemption Date. The Redemption Date for any redemption pursuant to Section 16.01(a), (b), (c) or (f) shall be a Business Day of the Company’s choosing that is no less than thirty (30) days after the Redemption Notice Date for such redemption. The Redemption Date for any redemption pursuant to Section 16.01(e) shall be (x) promptly after the occurrence of a Fundamental Change to the extent that the Company consented (directly or indirectly) to such Fundamental Change and (y) a Business Day of the Company’s choosing that is no later than thirty (30) days after the occurrence of a Fundamental Change to the extent that the Company did not consent (directly or indirectly) to such Fundamental Change.

(h) Redemption Price.

(i) The Redemption Price for any Note called for redemption pursuant to Section 16.01(a), (c), (d) or (f) shall be an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest and Additional Amounts, if any, on such Note to, but excluding, the Redemption Date for such Notes being redeemed (the “Par Redemption Price”); provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date) and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date.

(ii) The Redemption Price for any Note called for redemption pursuant to Section 16.01(b) shall be an amount in cash equal to the principal amount of such Note plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date for such Notes being redeemed (the “Make-Whole Redemption Price”); provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date) and (ii) the Redemption Price will not include accrued and unpaid interest and Additional Amounts, if any, on such Note to, but excluding, such Redemption Date.

(iii) The Redemption Price for any Note called for redemption pursuant to Section 16.01(e) shall be (x) calculated in accordance with clause (i) above (i.e., at the Par Redemption Price) if the Redemption Date occurs on or prior to the first anniversary of the Issue Date or (y) calculated in accordance with clause (ii) above (i.e., at the Make-Whole Redemption Price) if the Redemption Date occurs after the first anniversary of the Issue Date. Neither the Trustee nor any Agent shall be responsible for the calculation of the Redemption Price or the Make-Whole Redemption Price.

(i) Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 16.01(a), (b) or (c) or is required to redeem Notes pursuant to Section 16.01(d) or (e), then it will furnish to the Trustee, at least five (5) calendar days before the related Redemption Notice Date (unless a shorter notice period is agreed between the Company and the Trustee (both acting reasonably)), an Officer’s Certificate setting forth the Section of this Indenture pursuant to which the redemption will occur, the applicable Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price. If the Registrar is not the Trustee, then the Company will, concurrently with each Redemption Notice, deliver, or cause the Registrar to deliver, to the Trustee a certificate (upon which the Trustee may conclusively rely) setting forth the principal amounts of Notes held by each Holder.

(j) Redemption Notice. In connection with any redemption of Notes, the Company must send to each Holder of such Notes, the Trustee, the Calculation Agent and the Paying Agent a written notice of such redemption (a “Redemption Notice”).

Such Redemption Notice must state:

(i) that the Notes have been called for redemption, briefly describing the Company’s redemption right or obligation under this Indenture;

(ii) the Redemption Date for such redemption;

(iii) the Redemption Price per €1,000 principal amount of Notes for such redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 16.02(g)(i), (ii) or (iii));

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) if the redemption is required pursuant to Section 16.01(e), the events causing the Fundamental Change and the effective date of the Fundamental Change;

(vi) that Notes called for redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vii) the Conversion Rate in effect on the Redemption Notice Date for such redemption; and

(viii) that Notes called for redemption must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Redemption Price.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee, the Calculation Agent and the Paying Agent. At the Company’s request, the Trustee will give the Redemption Notice in the Company’s name and at its cost and expense, provided that the Company delivers to the Trustee, at least 1 (one) Business Day prior to the Redemption Notice Date (unless the Trustee agrees to a shorter period), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 16.02(i).

(k) Selection, Conversion and Transfer of Notes to be Redeemed in Part. If less than all Notes then outstanding are called for redemption, then:

(i) the Notes to be redeemed will be selected by the Company on a pro rata basis, by lot or by such other method the Company considers fair and appropriate; and

(ii) if only a portion of a Note is subject to redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to redemption.

The Trustee, the Paying Agent and the Note Registrar shall not be liable for selections.

(l) Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 4.01, the Company will cause (x) the Redemption Price for a Note (or portion thereof) subject to redemption to be paid to the Holder thereof on or before the applicable Redemption Date and (y) interest payable pursuant to the proviso in Section 16.02(g)(i), (ii) or (iii) to be paid on or before the relevant Interest Payment Date to the Holder at the Close of Business on the corresponding Regular Record Date. Neither the Trustee nor any Agent shall be required to pay out any money without first having been placed in funds.

(m) No sinking fund is required to be provided for the Notes.

Article 17
Miscellaneous Provisions

Section 17.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02 Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is furnished by the Company to the Trustee) to [ ]; Attention: [ ], or sent electronically in PDF format to the following e-mail address: [ ], with a copy (which shall not constitute notice) to [ ]; Attention: [ ], or sent electronically in PDF format to the following email address: [ ]. Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format to the following e-mail address: Deals@ats.kroll.com. Any notice, direction, request or demand hereunder to or upon the Paying Agent, the Note Registrar or the Transfer Agent shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to Kroll Agency Services Limited, The News Building, Level 6, 3 London Bridge Street, London SE1 9SG, United Kingdom, Attention: Kroll Agency and Trustee Services Limited or sent electronically in PDF format to the following e-mail address: Deals@ats.kroll.com. Any notice hereunder to the Calculation Agent shall be sent in writing by electronic mail to the following e-mail address: calculation.agent@conv-ex.com, and shall be deemed to have been sent to the Calculation Agent, for all purposes, when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending; provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided further that any electronic mail which is sent (or deemed to be sent in accordance with the foregoing) outside normal business hours in London or on a day which is not a Business Day shall be deemed to be sent on the next following Business Day. Any notice, direction, request or demand hereunder to or upon the Conversion Agent shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to [ ] or sent electronically in PDF format to the following e-mail address: [  ].

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register (or sent electronically in PDF format to the e-mail address of such Holder, if any, specified on the Note Register) and shall be sufficiently given to it if so mailed (or sent, in the case of an electronic transmission) within the time prescribed.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail (or electronically in PDF format), then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, liabilities, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

All notices will be given in the English language.

Section 17.04 Governing Law. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 17.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (1) a statement that the individual making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

Section 17.06 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee: (1) an Officer’s Certificate (which shall include the statements set forth in Section 17.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (2) an Opinion of Counsel (which shall include the statements set forth in Section 17.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been complied with.

Section 17.07 Legal Holidays. If any Interest Payment Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.08 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Transfer Agent, any Calculation Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, and Section 10.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.05, Section 8.03 and this Section 17.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.11, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ____________________
Authorized Officer.

Section 17.12 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction (each, a “Notice”), received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

Section 17.13 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.14 Waiver of Jury Trial; Submission to Jurisdiction. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF The Company AND THE TRUSTEE hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture AND the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 17.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.16 Calculations; Calculation Agent. The Calculation Agent will be responsible for making all calculations and other determinations as are expressly specified to be made by it under this Indenture or the Notes. The Calculation Agent shall make all these calculations and other determinations in good faith and, absent manifest error, such calculations and other determinations shall be final and binding on Holders of Notes, the Company, the Trustee and each other Agent. The Company will cause the Calculation Agent (acting in the capacity of its agent) to provide a schedule of its calculations to the Trustee (or any other Agent, on request of such other Agent) and the Trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification. If the Trustee receives a written request for any Holder to receive such schedule of calculations or other determinations, the Trustee will notify the Company and the Calculation Agent of such request prior to providing a copy of such schedule to the applicable Holder. The Trustee and each Agent shall not have any responsibility for calculations or determinations of amounts, determining whether events requiring or permitting conversion have occurred, determining whether any adjustment is required to be made with respect to conversion rights and, if so, how much, or for the delivery of shares of Common Stock.

The Calculation Agent will act solely upon the request from any of, and exclusively as agent of, the Company. The Calculation Agent (acting in such capacity) will thereby not assume any obligations towards or relationship of agency or trust with, and will not be liable and will incur no liability in respect of anything done, or omitted to be done in good faith, in accordance with the Indenture as against the Trustee or the Holders.

The Calculation Agent may (in each case acting reasonably) consult, at the expense of the Company, on any matter (including, but not limited to, any legal matter), any legal or other professional advisor and it will be able to rely upon, and it will not be liable and will incur no liability as against the Trustee or the Holders in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that advisor’s opinion.

Section 17.17 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as is required to satisfy the requirements of the U.S.A. Patriot Act.

Section 17.18 FATCA. In order to enable each of the Company and the Trustee to comply with its obligation with respect to this Indenture and the Notes under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), and any Treasury regulations thereunder (“FATCA”) (inclusive of official interpretations of FATCA promulgated by competent authorities), any applicable agreement entered into pursuant to Section 1471(b) of the Code and/or any applicable intergovernmental agreement entered into in order to implement FATCA, each of the Company and the Trustee agree (i) to provide to one another such reasonable information that is within its possession and is reasonably requested by the other to assist the other in determining whether it has tax related obligations under FATCA, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with FATCA. The terms of this section shall survive the termination of this Indenture.

Section 17.19 Agents.

(a) Actions of Agents. The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

(b) Agents of Trustee. The Company and the Agents acknowledge and agree that in the event of an Event of Default, the Trustee may, by notice in writing to the Company and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Until they have received such written notice from the Trustee, the Agents shall act solely as agents of the Company and need have no concern for the interests of the Holders.

(c) Moneys Held. Moneys held by Agents need not be segregated from other funds except to the extent required by law. The Agents hold all funds as banker subject to the terms of this Indenture and as a result, such money will not be held in accordance with the rules established by the UK Financial Conduct Authority in the UK Financial Conduct Authority’s Handbook of rules and guidance from time to time in relation to client money.

(d) Authorized Signatories. The Company shall provide the Agents with a certified list of authorized signatories within a reasonable time following a request for such list by an Agent.

(e) Relationship with Third Parties. The Agents shall act solely as agents of the Company and shall have no fiduciary or other obligation towards, or have any relationship of agency or trust, for or with any person other than the Company, except as expressly stated elsewhere in this Indenture.

(f) Instructions. In the event that instructions given to any Agent are not reasonably clear or are conflicting or equivocal then such Agent shall be entitled to seek clarification from the Company or other party entitled to give the Agents instructions under this Indenture by written request promptly and in any event within two Business Days upon receipt by such Agent of such instructions. If an Agent has sought clarification or resolution in accordance with this Section 17.19, then such Agent shall be entitled to take no action until such clarification is provided to its reasonable satisfaction, and shall not incur any liability for not taking any action pending receipt of such clarification or resolution.

(g) Mechanical Nature. The roles, duties and functions of the Agents are of a mechanical nature and each Agent shall only perform those acts and duties as specifically set out in this Indenture and no other acts, covenants, obligations or duties shall be implied or read into this Indenture against any of the Agents.

(h) No Payment. No Agent shall be required to make any payment of the principal, premium or interest or other amount payable pursuant to this Indenture unless and until it has received the full amount to be paid in accordance with the terms of this Indenture. To the extent that an Agent has made such payment with the prior written consent of the Company and for which it did not receive the full amount, the Company will reimburse the Agent the full amount of any shortfall.

(i) Resignation of Agents. Any Agent may resign and be discharged from its duties under this Indenture at any time by giving thirty (30) days’ prior written notice of such resignation to the Trustee and Company. The Trustee, upon the request by the Company, or the Company may remove any Agent at any time by giving thirty (30) days’ prior written notice to any Agent. Upon such notice, a successor Agent shall be appointed by the Company in accordance with the provisions of this Indenture, and the Company shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Company is unable to replace the resigning Agent within thirty (30) days after such notice, the Agent may, in its sole discretion, deliver any funds then held hereunder in its possession to the Trustee, may appoint a successor agent on the Company’s behalf with the Company’s prior approval or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The reasonable and documented costs and expenses (including its reasonable and documented counsels’ fees and expenses) incurred by the Agent in connection with such proceeding shall be paid by the Company. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, reasonable and documented costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.06.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ALLWYN ENTERTAINMENT AG, as the Company

By:
Name:
Title:

KROLL TRUSTEE SERVICES LIMITED, as the Trustee

By:
Name:
Title:

KROLL AGENCY SERVICES LIMITED, as the Paying Agent, Note Registrar and Transfer Agent

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) AGREES FOR THE BENEFIT OF ALLWYN ENTERTAINMENT AG (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH COMMON STOCK;

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (1)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH HOLDER AND BENEFICIAL OWNER OF THIS SECURITY, BY ACCEPTING DELIVERY OF THIS SECURITY AS WELL AS BY CONTINUING TO HOLD OR BENEFICIALLY OWN THIS SECURITY, EXPRESSLY ACKNOWLEDGES AND AGREES TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY SET FORTH IN SECTION 2.06 OF THE INDENTURE. IN PARTICULAR, EACH HOLDER AND BENEFICIAL OWNER OF THIS SECURITY EXPRESSLY ACKNOWLEDGES AND AGREES THAT ANY SALE, ASSIGNMENT, TRANSFER, SUB-PARTICIPATION OR SUB-CONTRACT MADE IN VIOLATION OF SECTION 2.06(A) OF THE INDENTURE (INCLUDING ANY SALE, ASSIGNMENT, TRANSFER, SUB-PARTICIPATION OR SUB-CONTRACT THAT FAILS TO COMPLY WITH THE NOTIFICATION AND OTHER REQUIREMENTS OF SECTION 2.06(A) OF THE INDENTURE) SHALL BE VOID AB INITIO.

NO HOLDER OR BENEFICIAL OWNER WHO RECEIVED ALL OR ANY PORTION OF THE NOTES IN A SALE, ASSIGNMENT, TRANSFER, SUB-PARTICIPATION OR SUB-CONTRACT MADE IN VIOLATION OF SECTION 2.06(A) OF THE INDENTURE (INCLUDING ANY SALE, ASSIGNMENT, TRANSFER, SUB-PARTICIPATION OR SUB-CONTRACT THAT FAILS TO COMPLY WITH THE NOTIFICATION AND OTHER REQUIREMENTS OF SECTION 2.06(A) OF THE INDENTURE) SHALL BE ENTITLED TO RECEIVE ADDITIONAL AMOUNTS PURSUANT TO SECTION 4.13 OF THE INDENTURE.

Exhibit A-1

ALLWYN ENTERTAINMENT AG
6.50% Convertible Senior Note due 2025

No. 1

€[          ]

Allwyn Entertainment AG, a Swiss stock corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [ ], or registered assigns, the principal amount as set forth in the “Schedule of Conversions of Notes” attached hereto or such other amount as reflected on the books and records of the Note Registrar, on [ ], 2025 and interest thereon as set forth below.

This Note shall bear interest at the rate of 6.50% per annum from [ ], 2022, or from the most recent date to which interest has been paid or provided for to, but excluding the next scheduled Interest Payment Date until [ ], 2025. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month. Interest is payable semi-annually in arrears on each [ ] and [ ], commencing on [ ], to Holders of record at the Close of Business on the preceding [ ] and [ ] (whether or not such day is a Business Day), respectively. Special Interest will be payable as set forth in Section 4.06(d) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein to interest shall be deemed to refer to and include Special Interest if, in such context, Special Interest is, was or would be payable pursuant to any of such Section 4.06(d) or Section 6.03, or any interest on any Defaulted Amounts payable as set forth in Section 2.03(c) of the within-mentioned Indenture.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in accordance with Section 2.03(c) of the Indenture.

As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes upon presentation thereof at the office or agency designated by the Company for that purpose. The Company has initially designated Kroll Agency Services Limited as its Paying Agent, Transfer Agent and Note Registrar in respect of the Notes and its agency in London, United Kingdom as a place where Notes may be presented for payment or for registration of transfer.

Upon conversion of a Note, the Company shall deliver shares of common stock of the Company (together with cash in lieu of any fractional share).

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual, electronic or facsimile signature, by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

Exhibit A-2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Allwyn Entertainment AG

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

KROLL TRUSTEE SERVICES LIMITED, as Trustee,

certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Exhibit A-3

[FORM OF REVERSE OF NOTE]

Allwyn Entertainment AG
6.50% Convertible Senior Note due 2025

This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.50% Convertible Senior Notes due 2025 (the “Notes”), limited to the aggregate principal amount of €[ ] all issued under and pursuant to an Indenture dated as of [ ], 2022 (the “Indenture”), between, among others, the Company and Kroll Trustee Services Limited, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. The Notes represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions or transfers permitted by the Indenture.

In case certain Events of Default, as defined in the Indenture, relating to a bankruptcy (or similar proceeding) with respect to the Company shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture. In case any other Event of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the Redemption Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay all cash amounts payable in respect of the Notes in money of the European Union (Euros) that at the time of payment is legal tender for payment of public and private debts. Upon conversion of any Note, the Company shall deliver shares of Common Stock (together with cash in lieu of any fractional share).

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a simple majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a simple majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Exhibit A-4

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price, if applicable) of, accrued and unpaid interest and Additional Amounts, if any, on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of €1,000,000 principal amount and integral multiples of €500,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to a sinking fund but are subject to mandatory redemption under the circumstances set forth in Article 16 of the Indenture. The Notes are also redeemable at the option of the Company under the circumstances set forth in Article 16 of the Indenture.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time prior to the Close of Business on the second Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is €1,000,000 or an integral multiple of €500,000 in excess thereof, into shares of Common Stock at, in respect of each €1,000 principal amount of Notes being so surrendered for conversion, (A) the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, multiplied by the Foreign Exchange Rate specified in the Indenture, or (B) if the Maximum Rate applies in respect of such conversion, the Maximum Rate, plus cash in lieu of any fractional share of Common Stock issuable upon conversion in accordance with Section 14.02(c).

The Notes are subject to certain restrictions on transfer, including (but not limited to) those set forth in Section 2.05 and Section 2.06 of the Indenture. By accepting delivery of a Note as well as by continuing to hold or beneficially own a Note, each Holder or beneficial owner expressly acknowledges and agrees that any sale, assignment, transfer, sub-participation or sub-contract made in violation of Section 2.06(a) of the Indenture shall be void ab initio.

No Holder or beneficial owner of the Notes who received all or any portion of the Notes in a sale, assignment, transfer, sub-participation or sub-contract made in violation of Section 2.06(a) of the Indenture shall be entitled to receive Additional Amounts pursuant to Section 4.13 of the Indenture.

Capitalized terms used in this Note and defined in the Indenture are used herein as therein defined.

Exhibit A-5

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

Exhibit A-6

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	Kroll Trustee Services Limited, as Trustee
with a copy to:	Allwyn Entertainment AG, as the Company
ConvEx Advisors Limited, as Calculation Agent
Helvetische Bank, as Conversion Agent

Reference is made to that Indenture (as amended or supplemented in accordance with the terms thereof, the “Indenture”), dated as of [•], 2022, by and among the Company, the Trustee, the Calculation Agent and the other parties thereto regarding certain Convertible Notes due 2025 (the “Notes”) initially issued to Primrose Holdings (Lux) S.à.r.l. by the Company. The Notes are convertible into newly issued class B registered shares with a nominal value of CHF 0.04 each in the Company (the “Shares of Common Stock”) according to a conversion price as described in the Indenture (as it may be adjusted from time to time).

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Referring to Article 3d of the articles of association of the Company, the undersigned registered owner of this Note hereby irrevocably and unconditionally exercises the option to convert this Note, or the portion hereof (that is in a minimum €1,000,000 principal amount or an integral multiple of €500,000 in excess thereof) below designated, into Shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any Shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(e) and Section 14.02(f) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

To effect the conversion of this Note, the undersigned registered owner of this Note authorizes and instructs (i) Conv-Ex Advisors Limited, as Calculation Agent under the Indenture, to complete Annex A to this notice of conversion, (ii) once completed by Conv-Ex Advisors Limited, the Company to deliver the notice of conversion to Helvetische Bank, as Conversion Agent under the Indenture and (iii) Helvetische Bank, as Conversion Agent, to deliver the Settlement Amount as set forth in Article 14 of the Indenture.

The undersigned registered owner of this Note hereby confirms, declares and requests that that the principal amount of Notes to be converted pursuant to this certificate shall be set off against such registered owner’s obligation to pay in the Common Stock Issue Price (as set forth in Annex A hereto).

Attachment 1-1

The certificate numbers of the Notes to be converted are as set forth below:

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if shares

of Common Stock are to be issued, or

Notes are to be delivered, other than

to and in the name of the registered holder.

Fill in for registration of shares of Common Stock if

to be issued, and Notes if to

be delivered, other than to and in the

name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

(Account Number)

Please print name and address

Attachment 1-2

[Principal amount to be converted (if less than all): €______,000][Minimum of €1,000,000 and integral multiples of €500,000 in excess thereof]

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

Attachment 1-3

Annex A

Conversion Information

[To be completed by the Calculation Agent]

Principal Amount to be converted (in EUR):	€[ ]
Conversion Date(1):	[ ]
Conversion Rate:	[ ]
Foreign Exchange Rate (for converting Euros into Dollars):	[ ]

Maximum Rate(2):	[Applicable: [ ] / Not applicable]
Settlement Amount
Shares of Common Stock (rounded down to the next full number):	[ ]
Cash (in EUR) in lieu of fractional shares of Common Stock:	€[ ]
Common Stock Issue Price(1):	€[ ]

(1)	As notified by the Trustee to the Calculation Agent
(2)	As notified by the Company to the Calculation Agent

Attachment 1-4

ATTACHMENT 2

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

1) In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, each of the undersigned Transferor and Transferee confirms that such Note is being transferred:

☐	To Allwyn Entertainment AG or a Subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

2)	Each of the undersigned Transferor and Transferee acknowledges, agrees, represents and warrants that (i) it has reviewed the transfer restrictions set forth in the Indenture (including those set forth in Section 2.06 of the Indenture) and (ii) it has complied with all notification and other requirements set forth in the Indenture.

3)	As a condition to (i) with respect to the Transferor, the sale, assignment, transfer, sub-participation or sub-contract of the within Note by the Transferor to the Transferee, the Transferor acknowledges, agrees, represents and warrants that (A) it has submitted a valid Transfer Notice to the Company (a true copy of which is included as Annex A to this transfer and assignment form), (B) to the best of its knowledge, the information included in such Transfer Notice is accurate and complete in all material respects and (C) to the best of its knowledge, the proposed sale, assignment, transfer, sub-participation or sub-contract of the within Note does not violate the 10 Non-Qualifying Bank Rule and/or the 20 Non-Qualifying Bank Rule and (ii) with respect to the Transferee, the acceptance of the within Note from the Transferor, the Transferee acknowledges, agrees, represents and warrants that (A) the information concerning the Transferee included in the Transfer Notice (a true copy of which is included as Annex A to this transfer and assignment form) is accurate and complete in all material respects, (B) it is a [Qualifying Bank Creditor] [Non-Qualifying Bank Creditor counting as one (1) Non-Qualifying Bank Creditor only][Note to Transferee: Please delete as appropriate] and (C) to the best of its knowledge, the proposed sale, assignment, transfer, sub-participation or sub-contract of the within Note does not violate the 10 Non-Qualifying Bank Rule and/or the 20 Non-Qualifying Bank Rule.

Attachment 2-1

Dated: ________________________

[Insert name of Transferor]

Name(s)

Title(s)

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if shares

of Common Stock are to be issued, or

Notes are to be delivered, other than

to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[Insert name of Transferee]

Name(s)

Title(s)

Signature(s)

Attachment 2-2

Acknowledgement by the Company:

☐	The Company hereby agrees to the proposed transfer.

☐	In accordance with Section 2.06(a)(i) of the Indenture, the Company hereby objects to the proposed transfer.

Dated:	________________________

Allwyn Entertainment AG

Name(s)

Title(s)

Signature(s)

Attachment 2-3

ATTACHMENT 3

[FORM OF Agent Notice]

To:	Allwyn Entertainment AG, Weinmarkt 9, 6004 Luzern, Switzerland (the “Company”)

From:	Helvetische Bank AG, Seefeldstrasse 215, 8008 Zurich, Switzerland

Date: _________________________

Helvetische Bank AG, acting in its capacity as conversion agent under the Convertible Notes Agency Agreement dated as of [●], 2022 (the “Agency Agreement”):

herewith informs the Company that on _______ [specify date] it has received a Conversion Notice dated _______ [specify date] in relation to Conversion Rights of [Holder] under an indenture (as amended in accordance with the terms thereof, the “Indenture”), dated as of [●], 2022, by and between, among others, the Company (as more fully set forth in Section 1.01 of the Indenture), and Kroll Trustee Services Limited, as trustee (as more fully set forth in Section 1.01 of the Indenture), regarding certain Convertible Notes due 2025 (the “Notes”), with respect to the issuance of _______ [specify number] Shares of the Company out of the Company's conditional share capital;

hereby confirms in accordance with Section 3.2(c) of the Agency Agreement that the Conversion Notice referred to above has formally been duly completed, and [the Holder] has accordingly declared set-off of the amount converted under the Convertible Notes against its obligation to pay in the aggregate issue price of [●] for [●] new Shares issued by the Company out of its conditional share capital pursuant to Article 3d of its Articles of Association; and

requests delivery of a copy of the Company’s uncertificated share register (Wertrechtebuch) evidencing the registration of [the Holder] as initial holder of the new Shares in the Company’s uncertificated share register (Wertrechtebuch).

Terms used herein in uppercase but not defined herein shall have the meaning ascribed to them in the Agency Agreement.

Date:
Helvetische Bank AG

Attachment 3-1

EXHIBIT B

FORM OF FREE TRANSFERABILITY CERTIFICATE

[Date]

Allwyn Entertainment AG

Weinmarkt 9

6004 Lucerne

Switzerland

Attention: [ ]

Kroll Trustee Services Limited, as Trustee

The News Building
Level 6

3 London Bridge Street

London SE1 9SG

United Kingdom

Attention: Kroll Agency and Trustee Services Limited

Email: Deals@ats.kroll.com

Fax: + 44 207 354 6132

Re: 6.50% Convertible Senior Notes due 2025

Reference is hereby made to the Indenture, dated as of [ ], 2022 (the “Indenture”), between, among others, Allwyn Entertainment AG, a Swiss stock corporation and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Whereas the Resale Restriction Termination Date with respect to the 6.50% Convertible Senior Notes due 2025 (the “Notes”) has occurred, the Company hereby instructs you that the restrictive legend required by Section 2.05(b) of the Indenture and set forth on the Notes shall be deemed removed from the Notes, in accordance with the terms and conditions of the Notes and as provided in the Indenture and without further action on the part of Holders.

Allwyn Entertainment AG

By:
Name:
Title:

Exhibit B-1